
                                As filed with the Securities and Exchange Commission on June 1, 2001
===================================================================================================================================
                                                     Registration No. __________
===================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549


                                                              FORM SB-2
                                       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                                     ARS NETWORKS, INCORPORATED
                                                 (Name of Registrant in Our Charter)


                  NEW HAMPSHIRE                                3669                                    14-1805077
   (State or Other Jurisdiction of Incorporation    (Primary Standard Industrial           (I.R.S. Employer Identification No.)
                  or Organization)                   Classification Code Number)
                 100 WALNUT STREET                                                                  SYDNEY A. HARLAND
             CHAMPLAIN, NEW YORK 12919                                                              100 WALNUT STREET
                   (518) 298-2042                                                               CHAMPLAIN, NEW YORK 12919
     (Address and telephone number of Principal                                                      (518) 298-2042
 Executive Offices and Principal Place of Business)                                        (Name, address and telephone number
                                                                                                  of agent for service)

                                                            Copies to:
                  Clayton E. Parker, Esq.                                                          Troy J. Rillo, Esq.
                 Kirkpatrick & Lockhart LLP                                                    Kirkpatrick & Lockhart LLP
           201 S. Biscayne Boulevard, Suite 2000                                          201 S. Biscayne Boulevard, Suite 2000
                    Miami, Florida 33131                                                          Miami, Florida 33131
                       (305) 539-3300                                                                (305) 539-3300
               Telecopier No.: (305) 358-7095                                                Telecopier No.: (305) 358-7095

           Approximate  date of  commencement  of  proposed  sale to the public:  AS SOON AS  PRACTICABLE  AFTER THIS  REGISTRATION
STATEMENT BECOMES EFFECTIVE.

           If any of the securities  being  registered on this Form are to be offered on a delayed or continuous  basis pursuant to
Rule 415 under the Securities Act of 1933 check the following box. |X|

           If this Form is filed to register  additional  securities  for an offering  pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. |_|

           If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                                 PROPOSED MAXIMUM
                                                                             PROPOSED MAXIMUM        AGGREGATE
                                                                              OFFERING PRICE         OFFERING           AMOUNT OF
                 TITLE OF EACH CLASS OF                  AMOUNT TO BE         PER SHARE (1)          PRICE (1)        REGISTRATION
               SECURITIES TO BE REGISTERED                REGISTERED                                                       FEE
------------------------------------------------ -------------- ----------- ------------------- ------------------ ----------------
Common stock, par value $0.0001 per share           11,552,843  Shares             $0.86             $9,935,445          $2,483.86
------------------------------------------------ -------------- ----------- ------------------- ------------------ ----------------
TOTAL                                               11,552,843  Shares             $0.86             $9,935,445          $2,483.86
===================================================================================================================================
(1) Estimated  solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
For the purposes of this table, we have used the average of the closing bid and asked prices as of May 29, 2001.


           THE  REGISTRANT  HEREBY  AMENDS  THIS  REGISTRATION  STATEMENT  ON SUCH DATE OR DATES AS MAY BE  NECESSARY  TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    Subject to completion, dated June 1, 2001
                           ARS NETWORKS, INCORPORATED
                        11,552,843 SHARES OF COMMON STOCK

           This prospectus relates to the resale of up to 11,552,843 shares of our Company's common stock by certain persons who are, or will become, stockholders of our Company. Of that total, a single stockholder will resell up to 10,000,000 shares of common stock in this offering that they received pursuant to an Equity Line of Credit. Our Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by our Company. Our Company has also agreed to pay Yorkville Advisors Management, LLC a fee of 8.4% of the proceeds raised by us under the Equity Line of Credit.

           The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

           The selling stockholders consist of:

        o Cornell Capital Partners, L.P., which intends to resell up to 10,000,000 shares of common stock to be purchased under an Equity Line of Credit Agreement, dated March 22, 2001.

        o      Other  selling  stockholders,   which  intend  to  resell  up  to
               1,552,843 shares of common stock purchased in private offerings.

           Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay our Company 90% of the market price of our Company's common stock. The 10% discount on the purchase of the common stock to be received by Cornell Capital Partners, L.P. will be an underwriting discount.

           Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "ARSN." On May 29, 2001, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.86 per share.

           THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

           PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

                       PRICE TO PUBLIC*   PROCEEDS TO SELLING SHAREHOLDERS
        Per share            $0.86                   $9,935,445
          Total              $0.86                   $9,935,445

-----------------------

* This includes the resale of 10,000,000 shares of common stock by Cornell Capital Partners, L.P. All proceeds from the resale of these shares will be paid to the selling stockholders.

           No underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

           THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ___________ ___, 2001.

                                TABLE OF CONTENTS
                                -----------------


PROSPECTUS SUMMARY..........................................................3
THE OFFERING................................................................4
SUMMARY CONSOLIDATED FINANCIAL INFORMATION..................................5
RISK FACTORS................................................................6
FORWARD-LOOKING STATEMENTS.................................................10
SELLING STOCKHOLDERS.......................................................11
USE OF PROCEEDS............................................................12
DILUTION...................................................................12
CAPITALIZATION.............................................................12
EQUITY LINE OF CREDIT......................................................13
PLAN OF DISTRIBUTION.......................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................16
DESCRIPTION OF BUSINESS....................................................19
MANAGEMENT.................................................................25
DESCRIPTION OF PROPERTY....................................................32
PRINCIPAL SHAREHOLDERS.....................................................33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................35
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY
  AND OTHER SHAREHOLDER MATTERS............................................36
DESCRIPTION OF SECURITIES..................................................37
EXPERTS....................................................................38
LEGAL MATTERS..............................................................38
AVAILABLE INFORMATION......................................................38
FINANCIAL STATEMENTS.......................................................F-1


-------------------------------------------------------------------------------

           We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year January 31, 2001, were contained in our Annual Report on Form 10-KSB.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

           Our Company believes the railway industry has a well-defined and immediate need for a low-cost advance warning system for railway level crossings. Because of the high cost of purchasing, installing and maintaining warning systems, more than 260,000 North American railway crossings are without adequate protection for motorists. We believe that the most serious problem is so-called passive crossings, which have only rudimentary warnings such as signs or painted pavement, and private crossings serving non-public roads. In the United States, an average of 4,700 railway crossing accidents have occurred annually over the past five years, resulting in an average of over 580 deaths and 2,500 injuries per year. A train-vehicle collision occurs every 90 minutes on average in the United States.

           Our  Company  was  founded  in 1998 to design,  develop  and market a safer, less expensive and more reliable crossing system for the railway industry. Our system, which is fundamentally comprised of a wireless private data network and individual service information systems integrated into the network, makes innovative use of remote sensing equipment and wireless communications technology. This use of cutting edge technology, the unique nature of its design and flexibility and its speed and ease of installation allow our system to be priced at approximately one-half the price of competing systems. In contrast, the four current major suppliers are still offering products first introduced in 1872. We believe that the ARS system's multi-functional capabilities are superior to most competing products.

           We believe that the market for the ARS railway product is substantial. In 1997, Congress appropriated $5.8 billion in constant 1997 dollars to be spent over 23 years for states to improve safety at rail-highway crossings. There are 220,000 passive and private crossings in the United States and 40,000 in Canada. Each installation is anticipated to sell for approximately $30,000, plus installation, per crossing on average. In the short term, the Company will focus on the railway industry in the United States and Canada, and may eventually expand to other countries.

           While the system and its component parts were developed to improve safety at rail crossings, the ARS system has multiple applications in real time data collection, processing, monitoring and information analysis. The system has evolved into Crosslogix(TM), an integrated service information system that is the foundation of the ARS wireless private network. This product is also known as the ARS Crosslogix(TM) network.

           In addition to improved safety, we believe the ARS Crosslogix(TM) network can provide the railways with the tools they need to be competitive in today's transportation markets. ARS plans to use its system to track rail cargo and facilitate rapid delivery to its destination. ARS system's architecture and capabilities can be adapted to various forms of land, air and sea transport, as well as other industrial applications.

           Our Company began field trials in 1999 and we anticipate that our systems will be customer-ready in 2001. Thereafter, our Company will attempt to position the Crosslogix(TM) system as an integrated service information system. We are striving to be the market leader in terms of technology, quality, reliability and cost in our industry.

                                    ABOUT US

           Our principal office is located at 100 Walnut Street, Champlain, New York 12919. Our telephone number is (518) 298-2042.






                                       3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                  THE OFFERING

           This offering relates to the resale of common stock by certain persons who are, or will become, stockholders of our Company. The selling stockholders consist of:

           o Cornell Capital Partners, L.P., which intends to resell up to 10,000,000 shares of common stock to be issued under a Equity Line of Credit Agreement, dated March 22, 2001.

           o Other selling stockholders, who intend to resell up to 1,552,843 shares of common stock purchased in private offerings.

           Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $5.0 million. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 10% discount to the prevailing market price of our common stock. Cornell Capital Partners, L.P. intends to resell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

COMMON STOCK OFFERED                                 11,552,843     shares    by
                                                     selling stockholders

OFFERING PRICE                                       Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)      14,022,432 shares

USE OF PROCEEDS                                      We  will  not  receive  any
                                                     proceeds   of  the   shares
                                                     offered   by  the   selling
                                                     stockholders.  Any proceeds
                                                     we receive from the sale of
                                                     common   stock   under  the
                                                     Equity  Line of Credit will
                                                     be   used    for    general
                                                     corporate purposes.

RISK FACTORS                                         The   securities    offered
                                                     hereby   involve   a   high
                                                     degree    of    risk    and
                                                     immediate       substantial
                                                     dilution.     See     "Risk
                                                     Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL               ARSN














-------------------------
1 This table excludes 4,293,947 options to purchase shares of our company's common stock.



                                       4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                             FOR THE YEAR ENDED
                                                              JANUARY 31, 2001
                                                                  ---------
STATEMENT OF OPERATION DATA:

Sales                                                                 $562,304
Cost of sales                                                          411,289
Gross profit                                                           151,015
Total expenses                                                       1,493,882
Loss before income taxes                                           (1,342,867)
Net loss                                                           (1,359,867)
Net loss per share-basic and diluted                                    (0.12)



                                                               JANUARY 31, 2001
                                                                   ---------

BALANCE SHEET DATA:

Cash                                                                   $125,366
Accounts Receivable                                                     237,712
Inventory                                                               132,948
Total Current Assets                                                    508,051
Goodwill, net                                                           386,728
Total Assets                                                            911,617
Accounts Payable                                                        277,631
Dividends   Payable   to   former   T&T   Diesel
     stockholders                                                        65,690
Accrued Management Compensation                                         269,127
Notes Payable                                                           184,016
Total Current Liabilities                                               852,192
Total Liabilities                                                       853,584
Redeemable Common Stock                                                 200,000
Total Stockholders' Deficit                                           (141,967)



                                       5
--------------------------------------------------------------------------------

                                  RISK FACTORS

           Our Company is subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. THESE ARE NOT THE ONLY RISKS AND UNCERTAINTIES THAT WE FACE. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

           We have historically lost money. In the year ended January 31, 2001, we sustained losses of $1.4 million. Future losses are likely to occur. Our independent auditors have noted that our Company's ability to continue as a going concern depends upon the successful development of our products and our ability to raise capital. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

           We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

WE HAVE  BEEN THE  SUBJECT  OF A GOING  CONCERN  OPINION  FROM  OUR  INDEPENDENT
AUDITORS

           Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years ended January 31, 2001 and 2000 financial statements which states that our Company's ability to continue as a going concern depends upon the successful development of our products and our ability to raise capital. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE WILL RECEIVE NO PROCEEDS FROM THIS OFFERING

           This offering relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders of our Company. There will be no proceeds to our Company from the sale of shares of common stock in this offering.

WE HAVE BEEN AND CONTINUE TO BE SUBJECT TO A WORKING CAPITAL DEFICIT AND ACCUMULATED DEFICIT

           We had a working capital deficit of $344,000 at January 31, 2001. We had an accumulated deficit of $2.6 million at January 31, 2001.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

           Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK MAY BE DEEMED TO BE "PENNY STOCK"

           Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

           o   With a price of less than $5.00 per share;

           o   That are not traded on a "recognized" national exchange;

           o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

           o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

           Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

           Our success largely depends on the efforts and abilities of key executives and consultants, including Sidney A. Harland, our Chief Executive Officer, President and Director. The loss of the services of Mr. Harland could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Harland.

OUR POTENTIAL CUSTOMER BASE IS HIGHLY CONCENTRATED

           In the United States and Canada, the freight railroad industry is highly concentrated and our Company sells the majority of its products to a limited number of major railroads. As a result, it would be difficult for our Company to substantially diversify its customer base within that industry.

WE MAY BE UNABLE TO MANAGE GROWTH

           Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

        o      Implement changes in certain aspects of our business;
        o Enhance our information systems and operations to respond to increased demand;
        o      Attract and retain qualified personnel;  and
        o      Develop,    train   and   manage   an   increasing    number   of
               management-level and other employees.

           If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

           Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 14,022,432 shares of common stock outstanding as of May 29, 2001 (assuming no exercise of options), 3,282,500 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 10,739,932 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Immediately following the effective date of this prospectus, 14,835,343 shares of common stock will be freely tradeable without restriction, including the shares to be issued to Cornell Capital Partners, L.P., unless held by our "affiliates."

           Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 10,000,000 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

           In addition, we have issued options to purchase a total of 4,293,947 shares of our common stock at exercise prices ranging from $0.0001 to $1.75 per share.

EXISTING SHAREHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE LINE OF CREDIT

           The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

           The common stock to be issued under the Equity Line of Credit will be issued at a 10% discount to the average of the lowest closing bid price for the 10 days immediately following the notice date of conversion. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

           The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 11,552,843 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

           Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE

           The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS THE SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

           We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the Equity Line of Credit will decline.

                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

           Information included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

           This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our Company's growth strategies, (c) anticipated trends in our Company's industry, (d) our Company's future financing plans and (e) our Company's anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                              SELLING STOCKHOLDERS

           The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital Partners, L.P. has agreed to purchase up to $5.0 million of common stock from our Company. None of the selling stockholders have held a position or office, or had any other material relationship, with our Company, except as follows:

           o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit.

           o Alexander and Wade, Inc. is engaged as a financial consultant by our Company.

           o John Whittaker is an officer of our wholly-owned subsidiary, T & T Diesel Power, Ltd. He received these shares in connection with the acquisition of T & T Diesel Power, Ltd.

           o Richard MacArthur is an officer of our wholly-owned subsidiary, T & T Diesel Power, Ltd. He received these shares in connection with the acquisition of T & T Diesel Power, Ltd.

           o The Company is currently in negotiations with National Financial Communications to perform investor relations services for our Company. Based on the successful negotiation of this contract, 27,560 shares will vest immediately, 6,890 shares will vest in June 2001 and July 2001 and 8,400 shares will vest in each month from August 2001 until January 2002. If National Financial
               Communications' consulting arrangement terminates, then any unvested shares will be forfeited.

           o Robert Levitt is engaged as an investor relations consultant by our Company. Of the total number of shares held by Mr. Levitt, 48,000 shares will vest over the next year at a rate of 4,000 shares per month. If his consulting arrangement terminates within the next year, then any unvested shares will be forfeited.

           o Persia Consulting Group, Inc. received its shares from Yorkville Advisors Management, LLC, the consultant under the Equity Line of Credit.

           o   Bill Kostenko is engaged as a consultant by our Company.

           o Edward Khoury is engaged as a consultant by our Company. All of his shares will vest over the next twelve months based on the achievement of specific performance criteria. If this criteria is achieved, the shares will vest at a rate of 8,333 shares per month.

The table follows:


                                           Percentage                        Percentage
                                                of                               of                            Percentage
                                           Outstanding        Shares to     Outstanding                            of
                             Shares           Shares             be          Shares To                        Outstanding
                           Beneficially    Beneficially       Acquired      Be Acquired        Shares to         Shares
                              Owned           Owned           under the      under the        be Sold in      Beneficially
        Selling              Before           Before           Line of        Line of             the         Owned After
       Stockholder          Offering         Offering          Credit         Credit           Offering         Offering
       -----------          --------         --------          ------         ------           --------         --------

Cornell Capital Partners,
L.P.                                 0                0       10,000,000        42.1%(1)       10,000,000          0
John Whittaker                 100,000                *                0              0%          100,000          0
Richard MacArthur              100,000                *                0              0%          100,000          0
Robert Levitt                  169,000             1.2%                0              0%          169,000          0
Jacquez Bolduc                   5,000                *                0              0%            5,000          0
Gary Marsden                     1,000                *                0              0%            1,000          0
Alexander and Wade, Inc.        63,303                *                0              0%           63,303          0
Eloise Huszczo                  41,300                *                0              0%           41,300          0
Wayne Mang                      22,000                *                0              0%           22,000          0
National Financial
Communications                 381,740             2.7%                0              0%          231,740          *
Andy McRae                       2,500                *                0              0%            2,500          0
Persia Consulting Group,
Inc.                           450,000             3.3%                0              0%          450,000          0
Wendy Linnington                12,000                *                0              0%           12,000          0
Jay Smith                       50,000                *                0              0%           50,000          0
2849224 Canada Inc.            150,000             1.1%                0              0%          150,000          0
Bill Kostenko                    5,000                *                0              0%            5,000          0
Edward Khoury                  100,000                *                0              0%          100,000          0
Maharba Inc.                    50,000                *                0              0%           50,000          0


-----------------------------------------
*        Less than 1%.
(1) Percentage of outstanding shares is based on 14,022,432 shares of common stock outstanding as of May 29, 2001, together with the 10,000,000 shares of common stock that may be purchased by Cornell Capital Partners, L.P. from our Company under the Equity Line of Credit. The shares to be issued to Cornell Capital Partners, L.P. under the Equity Line of Credit are treated as outstanding for the purpose of computing Cornell Capital Partners, L.P.'s percentage ownership.

                                 USE OF PROCEEDS

           This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to our Company from the sale of shares of common stock in this offering. However, our Company will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 90% of the average of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 10 days immediately following the notice date. All proceeds from the sale of the shares, less estimated offering expenses of $60,000 and consultant fees of 8.4% of the gross proceeds, under the Equity Line of Credit will be used for general corporate purposes.


                                    DILUTION

           Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. Our existing shareholders, however, would experience an increase in net tangible book value per share if the net proceeds received by our Company under the Equity Line of Credit exceeded our net tangible book value per share on the date such proceeds are received.


           The net tangible book value of our Company as of January 31, 2001 was ($529,341) or ($0.048) per share of common stock. Net tangible book value is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.


                                 CAPITALIZATION

           The following table sets forth the total capitalization of our Company as of January 31, 2001.

                                                             JANUARY 31, 2001
                                                                  ACTUAL
                                                                 (AUDITED)
                                                            ------------------

Long-term Debt, Less Current Portion                                     1,392
                                                            ------------------
Redeemable Common Stock                                                200,000
                                                            ------------------
Stockholders' deficit:

Preferred stock, 0.0001 par value; 25,000,000 shares                         0
      authorized and no shares issued and outstanding

   Common stock, $0.0001 par value; 50,000,000 shares                    1,241
   authorized and 12,607,889 issued and outstanding
   (including 200,000 redeemable common shares)(1)

   Additional paid-in capital                                        2,447,069

   Deficit                                                         (2,590,277)
                                                            ------------------
      Total stockholders' deficit                                    (141,967)
                                                            ------------------
           Total capitalization                                         59,425
                                                            ==================
---------------------

(1) Excludes outstanding 4,293,947 options to purchase shares of our common stock.

                              EQUITY LINE OF CREDIT

           Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell up to 10,000,000 shares of common stock for a total purchase price of $5.0 million. If our Company requests an advance under the Equity Line of Credit, Cornell Capital Partners, L.P. will purchase shares of common stock of our Company for 90% of the average of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 10 days immediately following the notice date. Cornell Capital Partners, L.P. intends to resell any shares purchased under the Equity Line of Credit at the market price. This prospectus primarily relates to the shares of common stock to be issued to Cornell Capital Partners, L.P. under the Equity Line of Credit.

           The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission.

           ADVANCES. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 11 trading days.

           MECHANICS. We may, at our discretion, request advances from Cornell Capital Partners, L.P. by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 11 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. We have the ability to determine when and if we desire to draw an advance.

           COMMITMENT PERIOD. We may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which Cornell Capital Partners, L.P. has made advances totaling $5.0 million or (ii) March 27, 2003 (I.E., two years from the date of the Equity Line of Credit).

           MAXIMUM ADVANCE AMOUNT. We may not request advances in excess of a total of $5.0 million. In addition, each individual advance is subject to a maximum advance amount based on an average daily volume of our Company's common stock. The maximum amount of each advance is equal to 150% of the average daily volume of our Company's common stock for the 40 trading days prior to the date of an advance multiplied by 90% of the average of the lowest closing bid price of our Company's common stock for the 10 trading days immediately following the notice date of an advance.

           By way of illustration only, if we had requested an advance on May 1, 2001, then the 40-day average volume would have been approximately 16,095 and the average of the lowest closing bid price of our common stock for the 10 trading days immediately following May 1, 2001 would have been $0.907. Accordingly, the maximum advance amount would have been $19,708 (I.E., 150%, multiplied by 16,095, multiplied by $0.907, multiplied by 90%).

           NUMBER OF SHARES TO BE ISSUED. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of common stock that will be issued using certain assumptions. Assuming we drew down the entire $5.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the purchase price was equal to $0.93 per share, then we would issue 5,376,344 shares of common stock to Cornell Capital Partners, L.P. These shares would represent 28.1% of our outstanding capital stock upon issuance. To assist our stockholders in evaluating the number of shares of common stock that could be issued to Cornell Capital Partners, L.P. at various prices, we have prepared the following table. This table shows the number of shares of our common stock that would be issued at various prices.

           Purchase Price:                    $0.50              $0.75             $0.93              $1.00             $1.25


           No. of Shares(1):             10,000,000          6,666,667         5,376,344          5,000,000         4,000,000



           Total Outstanding(2):         24,022,432         20,689,099        19,398,776         19,022,432        18,022,432


           Percent Outstanding(3):            41.6%              32.2%             27.7%              26.3%             22.2%


----------------------

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Partners, L.P.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

           REGISTRATION RIGHTS. We granted to Cornell Capital Partners, L.P. certain registration rights. The registration statement accompanying this prospectus will register such shares upon effectiveness. The cost of this registration will be borne by us.

           NET PROCEEDS. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $60,000 consisting primarily of professional fees incurred in connection with registering 10,000,000 shares in this offering. In addition, we are obligated to pay a cash fee equal to 8.4% of each advance.

           USE OF PROCEEDS. We intend to use the net proceeds received under the Equity Line of Credit for general corporate purposes and potentially to acquire small, technically viable companies that will contribute to revenue, cash flow and the future growth of our Company.

           CONSULTANT. In connection with the Equity Line of Credit, we entered into a Consulting Services Agreement with Yorkville Advisors Management, LLC (the "CONSULTANT"). Under this agreement, the Consultant will provide advising services relating to our Company's financial status and capital structure. For these services, our Company will pay the Consultant a cash consulting fee equal to 8.4% of each advance under the Equity Line of Credit.

                              PLAN OF DISTRIBUTION

           The selling stockholders have advised us that the sale or distribution of our Company's common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our Company's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our Company's shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our Company's common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

           Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of common stock under the Equity Line of Credit agreement. Cornell Capital Partners, L.P. will pay our Company 90% of the average of the lowest closing bid price of our Company's common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 10 days immediately following the advance date. The 10% discount on the purchase of the common stock to be received by Cornell Capital Partners, L.P. will be an underwriting discount. We retained Yorkville Advisors Management, LLC as our consultant in connection with the Equity Line of Credit. For its services, Yorkville Advisors Management, LLC will be paid a consulting fee consisting of a cash payment of 8.4% of the gross proceeds raised in the Equity Line of Credit.

           Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling stockholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

           We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $60,000 as well as consulting fees of 8.4% of the gross proceeds received under the Equity Line of Credit. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

           The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a Prospectus Supplement must be distributed setting forth such terms and related information as required.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

           THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF OUR COMPANY AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

PLAN OF OPERATION

           Our Company did not have revenues in the year ended January 31, 2000. As a result, our Company is required to furnish a Plan of Operation.

           Our Company was formed in 1998 to design and develop advanced railway communications and data management systems and as such has a limited operating history. However, in July 2000, our Company completed the purchase of T & T Diesel Power, Ltd., which has been in business for 20 years. In spite of this acquisition, our Company faces significant obstacles with regard to customer acceptance of our Company's products.

           Our Company has been successful in raising approximately $708,000 through May 24, 2001 and entered into the Equity Line of Credit with Cornell Capital Partners, L.P. under which our Company may have access to a $5.0 million equity line of credit over the next twenty-four months. Our Company expects to use these funds for marketing, working capital, operations and, potentially, to acquire small, technically viable companies that will contribute revenue, cash flow and the future growth of our Company.

           The prime focus of ARS' Crosslogix (TM) private wireless network is management of railway traffic and public safety. While the ARS system and its component parts were developed to improve safety at rail crossings, the ARS system supports many applications in real time data collection, processing, monitoring and information analysis. The system has evolved into Crosslogix(TM), an integrated service information system, the foundation of the ARS wireless private network.

           Our Company's objective is to build and design state of the art communications systems that meet customer demands, that are cost competitive, and that are capable of standing up to the tough conditions of continuous use in the railway industry.

           The Advance Warning System for railway level crossings is the first commercial application to be offered by ARS on its integrated service information system. ARS' Crosslogix(TM) technology provides a portal for the integration of an extensive family of wayside warning and wayside to train communications applications. The ability to integrate other applications to ARS' system adds considerable value for the railways and yet is relatively inexpensive to implement. Our Company believes that the following applications can be integrated with ARS' system.

           o HOTBOX DETECTOR. This is a non-contact temperature measurement system, which we will integrate as an application onto our information network. These sensors on the track will allow the bearing journal temperatures to be accurately monitored as the train rolls by at high speed. This is a major safety issue for the railway since the detection of a hot bearing can prevent a derailment.

           o FLAT WHEEL DETECTOR. A vibration impact sensor can be used to detect wheels with flat spots. The detection of flat spots will allow the offending cars to be decommissioned and repaired before additional damage to the rail occurs.

           o WIDE AREA NETWORKING. ARS Crosslogix(TM) technology can be linked together to provide a higher speed communications capability to monitor locomotive and work equipment in dark territories. Dark territories are sections of railway track where there are currently no communication systems in place.

           o HAZARDOUS MATERIALS MONITORING. Constant monitoring of tank cars or other vessels transporting hazardous materials (E.G., ---- measures of temperature, pressure, evaporation, volatility, decomposition, and so forth).

           o INTER-MODAL REEFER MONITORING SYSTEMS. This is a wireless monitoring application for refrigerated railway cars (Reefers), which communicate with each ARS service information system via wireless radio. This allows the Reefers to report such things as cooling temperature, fuel levels and the condition of the engine generators that run the refrigerator cars, etc., allowing the railway to determine where the cars are located, define the problem with the refrigerated unit and take the appropriate action to correct problems before the goods being transported are damaged.

           Railway crossing systems are one of the most important safety systems used by railroads. Canadian Pacific Railroad (CPR) has cooperated in the installation of the ARS Advance Crossing System application on its main line in Mississauga, Ontario, Canada. Our Company is currently negotiating a contract with Battelle Organization to conduct an independent audit of the system. Once the audit is completed, our Company expects the system to meet FRA specifications. CN Rail shares signaling information and test results with CPR under an agreement signed by both railways March 26, 1998 (CPRCNJSAP98-A1). In ARS management's opinion both Canadian railways and their U.S. subsidiaries' railroads will agree to put the system through their own internal audit
procedures,   which  will  take  3  to  6  months.   ARS  intends  to  offer  to
sell/lease/rent crossing systems to each of its customers on a money back guarantee basis to gain approval to install test systems at all targeted railways as soon as possible. Certification of the ARS Advance Warning System by selected Class I railways may lead to opportunities for installations at Class II and Class III railways. Many Class II and III railways traditionally forego testing if Class I railways have certified a technology. However, certification does not guarantee market acceptance of ARS' technology.

           ARS is currently looking for distribution channels related to the signaling and communications business in order to market the Crosslogix system. Our Company expects to build a field support group to service the railways directly, which is expected to provide further brand recognition to ARS and its products. It is anticipated that the railways will demand a strong technical service group to support systems sold. Our Company believes growth in this area will be ongoing and dependent on future sales.

LIQUIDITY AND EQUITY LINE OF CREDIT

           Our Company is dependent on external cash to fund its operations. Our independent auditors have noted there is substantial doubt about our ability to continue as a going concern. See Note 2 to the Consolidated Financial Statements. This "going concern" opinion is due, in part, to our need to raise capital to continue operations, including the development of our Company's railway communications and data management systems business, marketing efforts and potential acquisitions.

           As discussed above, our Company entered into the Equity Line of Credit with Cornell Capital Partners, L.P. Our Company believes that this Equity Line of Credit will provide it with sufficient capital to fund operations through January 2002. If such capital is not available, then our Company will need to raise additional capital prior to January 2002 to continue operations.

PURCHASE OR SALE OF PLANT AND SIGNIFICANT EQUIPMENT

           During the current fiscal year, our Company does not anticipate purchasing or selling any plant or significant equipment.

           On July 31, 2000, our Company completed the purchase of the outstanding shares of T & T Diesel Power, Ltd. for approximately $449,000, including acquisition costs. The purchase of T & T Diesel Power, Ltd. is expected to provide readily available electrical power to service standby and dark territories applications which our Company believes will greatly enhance our Company's ability to supply turnkey systems to the railway industry. Dark territories encompass thousands of miles of railway track where there is no available power to run signaling or safety systems.

           T & T's fiscal year-end was changed to January 31 from July 31 to correspond with that of ARS'. The purchase of T & T Diesel was ARS' first step in implementing its strategy of acquiring profitable companies, which can be integrated into its core business -- the design and marketing of safe, cost-effective and reliable systems for the railway industry. T & T supplies stand-by and prime power generators primarily to Bell Canada, as well as Rogers Communications, Clearnet Communications, CIT, Marconi, CI Communications, Gateway Telephone and others

SIGNIFICANT CHANGES IN THE NUMBER OF EMPLOYEES

           Our  Company  currently  has  seven  employees,   of  which  two  are
full-time. Our Company expects to hire one additional employee in the current fiscal year.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

           Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting requirements for derivative instruments. Our Company has not in the past nor does it anticipate that it will engage in transactions involving derivative instruments, and therefore, this pronouncement did not and is not expected to have any effect on the financial statements. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

     ARS Networks, Incorporated formerly Ameri-can Railway Systems, Incorporated is a corporation formed in New Hampshire on May 4, 1998. In return for 50,000 shares of the common stock of our Company, on May 11, 1998, our Company acquired from Ameri-can Equipment Sales and Leasing, Inc., a Canadian corporation, ("AEL") certain assets comprised of the rights to the contractual relationship AEL has with Geismar/Modern Track Machinery Inc. (Geismar/MTM), industry relationships, goodwill, know how and application experience. Although AEL and our Company had common ownership, our Company is not, in management's opinion, a successor company to AEL. AEL's business is separate and apart from our Company's railway communications and signaling business described below.

BUSINESS OF ISSUER

     The focus of ARS's private wireless network (called CROSSLOGIXTM) is management of railway traffic, control and public safety. While the ARS system and its component parts were developed to improve safety at rail crossings, the ARS system can support numerous applications in real time data collection, processing, monitoring and information analysis. The system has evolved into an integrated service information system that is the foundation of the ARS wireless private network.

     Railway signaling and control systems are used to provide advance warning of oncoming trains and maintain adequate separation between trains on the same track and in switching areas where tracks cross or merge. They also facilitate train movements under centralized dispatcher control, classify freight cars, and provide warning systems for rail and highway grade crossings.

     The ARS Service Information System is composed of five modules:

     o  Web Sensors - that perform the wheel sensing functions;

     o Rail Sensor Processors - to control and process the signals from the sensors and interface to the communications system;

     o Digital Communications Sub-System - that may be a data radio, dedicated wire lines or multi-drop system;

     o Application (Crossing) Processor - to collect and interpret sensor data from Remote Sensor Processors and perform the specific application functions; and

     o Optional PC based Diagnostics and Monitoring System - to maintain, monitor and analyze the application system.

     Two important advances have been secured in the ARS system by eliminating the need for insulated joints used in conventional systems. Insulated joints work much the same way as a light switch, turning the crossing on when the train arrives in the crossing zone and off when the train leaves. In conventional systems, a signal is triggered when the axle of a carriage creates a shunt across the insulated sections of rail. Because the ARS system does not use insulated joints it is not prone to false triggering caused by broken insulation, foreign objects shorting the circuit, or adverse climate conditions. Traditional competing railway crossing systems use insulated joints installed in the tracks, which contribute to shifting rails caused by loose joint bars that bolt the sections of track together, and battered joints that damage rail car wheels when they hit defective joints.

     Because the ARS system eliminates insulated joints, our Company believes it reduces wheel damage, premature wheel wear, damaged tracks and, ultimately, potential derailments. It is estimated that each insulated joint costs $1,000 per year to maintain. With each crossing requiring at least one set of joints per track savings on maintenance add up very quickly.

     ARS's first information service system application is the ARS level grade crossing. Unlike traditional systems, ARS can add other applications to the system such as hot bearing detectors and flat wheel detectors. ARS then transmits the information recorded over its private network to alert railway officials and service providers of problems related to safety or maintenance.

     Our Company believes that the ARS system benefits railway operating efficiency because it can give virtually instant feedback on the location of cars and freight, which includes capturing information and time-stamping it as trains pass through a crossing. Plus, this innovative system is expected to allow communication between trains and crossing signals to provide motorists with more complete information on train movements. Our Company believes that improved information creates safer conditions and benefits for the railways and their customers, as well as motorists and pedestrians.

     ARS has completed the design, technical development, and laboratory testing of the Advanced Warning System and is now in pre-production testing. Canadian Pacific Railway ("CPR"), among North America's largest and most technologically advanced railways, is participating in a trial of ARS's pre-productions system. In management's opinion, if ARS successfully completes system testing and CPR has completed its audit of the system, ARS's system will be approved for installation along other CPR subsidiaries in Canada and the United States, as well as on CN Rail and its U.S. subsidiaries. CPR and CN Rail share signal system test results with each other under a Joint CPR/CN Safety Assurance Process Audit Plan agreed to March 26, 1998 (CPRCNJSP98-A1). However, there is no assurance that even when the required certification is completed that CPR, CN Rail or any of their subsidiaries will purchase and install the ARS advanced level crossing warning system.

     "US Freight Transportation Forecast . . . to 2003", a study conducted by DRI/McGraw-Hill and quoted in the U.S. Department of Transportation Quarterly Freight Report in 1996, predicts that rail inter-modal and air freight will experience the largest percentage revenue gains of all transportation industries in the coming years. Air freight revenues will increase by 90% while rail inter-modal is forecast to grow 61%. Trucking revenue, while still 76% of total transportation revenue, is expected to decline by 2%, with the loss mainly to rail and airfreight.

     Despite growing public pressure, potential civil penalties, and the threat of government imposed penalties, there are still over 260,000 inadequately protected passive and private crossings in North America. Passive crossings are those which typically do not have warning lights or active mechanical arms or other devices to warn of pending rail traffic. Private crossings are those on private property, often with extremely low vehicular traffic, and have at most signs warning oncoming traffic that a rail crossing exists. These crossings remain unprotected as a result of the extremely high cost of installing and maintaining available crossing systems. While the railways would like to provide warning systems at every crossing, the expense (estimated at $39 billion) of doing so is beyond their means in a competitive transportation industry. Substantial government subsidies are available, but they do not come close to covering the cost of installing so many crossing systems. However, Congress has appropriated an additional $5.8 billion in constant 1997 dollars to be spent over the next 23 years for states to improve safety at rail-highway crossings. (Source: Operation Lifesaver, Federal Railroad Administration, Rail-Highway Crossing Safety Action Plan)

     On the tracks operated by U.S. railways there are 220,000 passive and/or private crossings in the United States and 40,000 in Canada. Based on an average cost per crossing of U.S. $30,000 per installation, the 260,000 passive crossings indicate a potential market of $7.8 billion for the ARS basic system. (Source: Operation Lifesaver.) This estimate excludes the approximately 80,000 public crossings in the United States and 15,000 in Canada which have some form of active warning system in place, as well as the crossings for the approximately 60 transit or passenger railways across North America. (Source:
Operation Lifesaver)

     Our Company believes that there is a strong market for a crossing advance control system which is substantially cheaper (less than 50 percent) than the presently available systems from the four major suppliers. This price advantage, combined with the technical advantages described earlier, in management's opinion, provides a substantial market opportunity. Our Company does not believe that traditional customers will readily abandon existing systems due to the high costs associated with removing already installed systems and replacing them with new ARS systems. Therefore, our Company intends to focus its marketing efforts on educating the public and traditional customers, emphasizing the benefits of ARS's technology and addressing the potential of providing level crossing protection at the 260,000 passive, private and public railway crossings that do not have automated protection systems at this time.

PURCHASE OF T & T DIESEL POWER, LTD.

     On July 31, 2000, ARS purchased all of the outstanding stock of T & T. The acquisition was accounted for as a purchase. The purchase price was $418,266 of which $102,750 was paid in cash at closing, with notes payable to the former shareholders of T & T (the "SELLERS") of $115,516, and the issuance of 200,000 shares of ARS common stock valued at $200,000. The notes payable bear interest at 8% and are due no later than July 31, 2001. The acquisition resulted in goodwill of approximately $415,000, including approximately $31,000 of acquisition costs which is being amortized on a straight-line basis over 15 years.

     In conjunction with the acquisition of T & T, the stock of T & T is being held in escrow subject to an escrow agreement dated July 31, 2000. The escrow agreement provides, that in the event of default under the notes payable to the Sellers, the Sellers have the right to terminate the purchase of T & T by ARS as follows:

     o  The stock of T & T shall be returned to the Sellers;

     o The Sellers shall return to ARS the 200,000 common shares of ARS issued to the Sellers upon the purchase of T & T; and

     o The purchase of T & T shall be deemed to have never occurred, except the Sellers may retain any payments received.

     The escrow agreement also provides that, if on July 31, 2001, the ARS shares issued to the Sellers are not freely tradable to the public without restriction or are trading for a price of less than $1.00 per share, the Sellers have the right to require ARS to purchase the 200,000 ARS shares for $1.00 per share. If such purchase is not made, the Sellers have the right to retain the ARS shares and release the T & T shares from escrow, or terminate the purchase of T & T by ARS as follows:

     o  The stock of T & T shall be returned to the Sellers; and

     o The Sellers shall return to ARS both the 200,000 common shares of ARS issued to the Sellers upon the purchase of T & T and the notes payable to the Sellers (if outstanding) along with any principal payments made to the Sellers under the notes.

BUSINESS OF T & T

     T & T was founded in 1980 and is in the business of customizing power generating systems for a variety of uses. T & T purchases base systems from diesel equipment manufacturers, modifies and houses them and then resells the customized units to their customers. The units are assembled in our Company's facilities in Georgetown, Ontario and shipped directly to customers. Our Company sources the base units from a variety of suppliers, including Perkins, Yanmar, John Deere and Detroit Diesel. Units manufactured range in size up to 600 kilowatts.

     During the six month period ended January 31, 2001, the majority (71%) of T & T's business was with Bell Canada. Traditionally, T & T's customers have also included Rogers Communications, Clearnet Communications, EIT, Marconi, CI Communications, Gateway Telephone and others. The principal competitors of T & T are Tormont, International Power Systems, Total Power Limited and Cummins Ontario Inc.

INDUSTRY

     There are four major suppliers of railway crossing systems, all of which are well connected with the railway industry and government, and control collectively 80% to 90% of the market today. However, the crossings systems offered by these competitors remain deeply rooted in traditional technology developed as far back as 1890. Most train control and crossing systems currently in use are based on principals developed in the last century, such as insulated joints. The railways have continued to use traditional approaches because, in our Company's opinion, there has never been a reliable and cost effective alternative. ARS believes its approach will be successful because railways, their employees and the population in general are more educated and comfortable with the use of today's modern computer technology. ARS uses modern day secure wireless communications and computer technology as the basis for its level crossing system and the growth of its system approach to support the railways' need to develop a safer, more efficient railway safety and communications system. The competitors are:

     o  Safetran Systems Corporation, Minneapolis, MN.

     o  General Railway Signal Corporation, Rochester, NY.

     o  United Switch & Signal Inc., Columbia, SC.

     o  Harmon Industries Inc., Blue Springs, MO.

MARKET DEVELOPMENT

     Our Company entered into an agreement for the development of corporate and product branding, and logo design. The finished product can be viewed on our Company's new web site at www.arsnetworks.com. The information contained on our website is not intended to form a part of this prospectus.

     On February 9, 2000, our Company entered into an agreement for public relations and communications consulting. The term of the agreement is for one year commencing February 9, 2000 for $7,000 monthly. In addition, our Company issued 150,000 free trading shares upon execution of the contract. If our Company's stock price trades at $4.00 per share or more for 45 consecutive days, then our Company is obligated to issue an additional 150,000 shares of common stock under this contract. As of the date hereof, this condition has not been satisfied. Our Company is presently renegotiating an additional term under this agreement. Either party may terminate this agreement with 30 days written notice to the other party.

     Under a marketing relations contract dated October 23, 2000, our Company is committed to issue 19,000 shares monthly through October 2001. The contract can be terminated on a quarterly basis.

     ARS intends to use a multi-step approach to develop business opportunities in national and international markets:

     o  Identify and rank the decision makers within each customer organization.

     o Develop relationships among the decision-makers of ARS' clients, who will act as positive references of ARS.

     o Demonstrate the signal equipment at target accounts to insure a comprehensive, unified understanding of ARS' advantages, and identify problems for which ARS could contribute to cost effective solutions.

KEY CUSTOMER

     For the year ended January 31, 2001, one customer accounted for approximately 71% of our Company's total sales. This customer also accounted for approximately 98% of our Company's total accounts receivable at January 31, 2001.

PUBLICITY AND ADVERTISING

     Our  Company   intends  to   aggressively   pursue  the  leading   industry
publications for editorial coverage, publicity and trade advertising. The objective will be to create awareness of our Company's products.

MARKETING

     BROCHURES AND TECHNICAL BRIEFS. ARS has developed a web site (http:www.arsnetworks.com) that provides on-line information about our Company and allows our Company to communicate with railway executives, governments, transportation authorities and rail safety lobby groups. Our Company is in the process of building a customer database to contact customers and direct them to our Company's web site. In addition, our Company intends to use the web site in direct marketing campaigns to build customer awareness from the ground up.

     ARS intends to publish Technical Briefs that provide technical and operational details and to distribute these briefs over the web and in hard copy to railway engineering groups to keep them informed and in a knowledgeable position to evaluate and promote the advantages of ARS' technology.

     DIRECT MAIL. Our Company intends to use direct mail to build awareness of the Advanced Warning System. Our Company intends to target senior officials at each railway, as well as officials at municipal, state, provincial and Canadian and U.S. transportation authorities. By targeting these officials and directing them to our Company's website, our Company hopes to be able to "pull" product through the distribution channel.

FINANCIAL CONSULTING SERVICES

     On January 6, 2001, our Company entered into a financial consulting services agreement. In exchange for such consulting services, our Company will issue shares to a consultant on a monthly basis with value of $10,000. The term of the agreement is for twelve months. Beginning in the seventh month of the agreement, either party can terminate the agreement by giving 60 days written notice.

MANUFACTURING PLAN

     Our Company intends that to use contractors for its manufacturing and assembly for the foreseeable future, with care taken to ensure that ISO 9000 standards are maintained. ISO is a series of international standards for quality management systems. The ISO 9000 family of standards recognizes four generic product categories, hardware, software, processed materials, and services.

PROCUREMENT

     All hardware will be specified to meet railway standards and will be procured by ARS' engineering staff. This critical function will be controlled to ensure that only optimal hardware from the most reliable vendors is used. Our Company intends to maintain a database of hardware component failures, which occur during manufacturing and test in order to keep vital statistics on component failure rate for each part and for each vendor. This quality assurance program is expected to meet ISO 9000 standards.

COMPONENT ASSEMBLY

     To avoid the high cost of establishing an assembly plant, our Company plans to contract its assembly to a qualified assembly house. Future assembly may require in-house facilities to control production and reduce product cost.

FUNCTIONAL TESTING

     ARS' Crosslogix(TM) system will be tested by our Company's design engineers who have developed the product in cooperation with third party contractors that provide such test and certification services. The tests will be conducted in an environmentally controlled test chamber at temperature ranges from -40 to +85 degrees Celsius. In addition, vibration tables will be used to test the boards and sensors at variable vibration levels to detect assembly and component mechanical problems. Thermal Cycling is a well-documented process proven to expose failures in electronic components.

     Circuit boards will be monitored during extended temperature cycling by a computer system, which will record the calibration, drift, induced noise and functionality over several thermal cycles. Each board is serialized and this data will be saved permanently.

FINAL QUALITY ASSURANCE

     Our Company plans to engage contract manufacturers will assemble the ARS Crosslogix(TM) system. Company personnel will approve all product tests in order to control the final acceptance and quality assurance operations before shipping.

     Our Company intends to operate this manufacturing area under the principles of "Improved Product Reliability through Continuous Process Improvement" in accordance with ISO 9000 standards.

PRODUCT RESEARCH AND DEVELOPMENT

     During the current fiscal year, our Company plans to complete the initial pre-production testing of its Crosslogix(TM) service information system and complete the first rail carrier system audit and gain certification for the base Advance Crossing application configuration using a single-track system. Thereafter, multiple track systems are expected to be deployed with the ability to permanently record (log) and time stamp rail data information and transfer this to other computers for analysis. Additional releases are expected to alert vehicular traffic of train direction and speed, and provide support for wide area network capability, and internet communications protocol.

     Our Company expects that future Crosslogix(TM) service information system product releases planned over the next two years at installed level crossing applications will be expanded to include other devices and functions that can build on the installed user-base. For example, the applications described above (hot box detector, flat wheel detector, wide area networking, hazardous material monitoring, inter-modal reefer monitoring) add considerable value for the railway, yet are relatively inexpensive to add-on to the system.

RESEARCH AND DEVELOPMENT

     In the years ended January 31, 2001 and 2000, our Company estimates that it spent $120,000 and $130,000, respectively, on research and development.

INTELLECTUAL PROPERTY

     ARS applied for patent protection, under a license agreement for an Automated Railway Crossing filed on January 23, 1998 in the USA. A Notice of Allowance was issued by the U.S. Patent Office on January 10, 2001. Our Company anticipates that the patent will be issued by the end of June 2001. Our Company is in negotiations to license a second patent filed on April 6, 2001 for an Automated Railway Monitoring System.

GOVERNMENT APPROVAL

     The federal government regulated private crossings in the past and there were no specifications for passive crossings. In 1994, the Federal Railroad Administration ("FRA") held an informal safety inquiry to review the concept of defining minimum safety standards for private crossings, or for certain categories of private crossings, up to and including standards for closure and consolidation under certain conditions. The inquiry addressed the allocation of responsibilities and costs associated with private crossings and the need for dispute resolution mechanisms regarding that allocation. The FRA has authority in all matters concerning railroad safety, and can set standards for private crossings. States and local highway agencies frequently have no involvement in, or responsibility for, private crossings. In January 1995, the FRA issued regulations requiring periodic maintenance, testing, and inspection of automatic warning devices at all highway crossings over tracks of railroads which are part of the United States' general railroad system, including private crossings.

     Every year accidents at railway crossings claim the lives of more than 600 people in North America. Railways are facing significant potential liabilities from these accidents. In addition, mounting pressure from the public, as well as municipalities, states, provinces and the federal government in the United States and Canada is beginning to demand that the all passive/private crossings have adequate advance warning systems.

                                   MANAGEMENT

     Our Company's present directors and executive officers are as follows:

           NAME               AGE                            POSITION
           ----               ---                            --------
   Sydney A. Harland          50       Chief Executive Officer, President
                                       and Director
   Mark P. Miziolek           44       Chief Financial Officer and Treasurer
   Donald B. Hathaway         65       Director
   Patrick R. Shea            53       Director
   Robert M. Esecson          50       Director and Secretary
   Peter J. Hoult             57       Chairman of the Board of Directors

     The following is a brief description of the background of the directors and executive officers of our Company.

     SYDNEY A. HARLAND has been Chief Executive Officer and President of our Company since inception. He is a co-founder of our Company. From 1987 to 1998, Mr. Harland was President, founder and sole shareholder of Ameri-can Equipment Sales and Leasing Inc., a product development and sales company. From 1995 to December 2000, he was a consultant to Ontario Hydro Technologies. He has over 20 years of business experience, primarily in sales and marketing, in the railway, telecommunications, nuclear utility and mining industries. He received a four-year Electrical Diploma from C.P Tech., Montreal, Quebec, Canada and studied Business Administration and Marketing at Dawson College Montreal, Quebec, Canada. He has been elected a member of the Canadian Institute of Marketing, and the American Railway Engineering and Maintenance-of-Way Association.

     MARK P. MIZIOLEK has been the Vice President Finance, Chief Financial Officer and Treasurer of our Company since May 20, 1998. From 1994 to 1998, Mr. Miziolek became the Treasurer and Chief Financial Officer and later the President, Treasurer & CFO of Thornmark Holdings Inc./Thornmark Corporation, a privately held investment holding company with interests in industrial and residential real estate development and Great Lakes and ocean shipping. From 1981 to 1994, Mr. Miziolek was first the Assistant Controller and then the Controller of Upper Lakes Group Inc., one of Canada's largest dry bulk shipping companies with 21 vessels operating on the Great Lakes and 4 vessels in ocean trades. Mr. Miziolek received a Bachelor's Degree in Communications from the University of Toronto in 1983 and became a Certified General Accountant in 1989.

     DONALD B. HATHAWAY has been a Director of our Company since June 3, 1998. He is a co - founder of our Company. Mr. Hathaway is the Managing Director and co-founder of NetFX Concepts Inc., which was founded in 1996 to pursue the commercialization of new and innovative technologies. While pursuing a career in electronics design and manufacturing, academia and management consulting over the last thirty years, he has also been an active entrepreneur, with interests in several small companies. He has been a partner in two national consulting firms and the president of two others, and he is a Past President and a Fellow of the Institute of Management Consultants of Ontario, and a Past President of the Institute of Management Consultants of Canada. He is active on several other Boards, including Qnetix Inc. (Chairman); Wordwrap Associates Inc. (Chair); Organization and Systems Design Inc. (Chairman); The Uxmal Group; Keystone Enterprizes Inc. (Secretary); Nu-wave Photonics Inc., and NetFX Concepts Inc. He is a former Governor of York University and he is currently on the University of Waterloo Advisory Council and The Financial Post's selection committee for the Leaders in Management Education Award. He has a B.Eng. (electrical) from Sir George Williams University (now Concordia), a Bachelor's Degree in Science in mathematics from the same university, and an MBA from York University.

     PATRICK R. SHEA has been a Director of our Company since June 3, 1998. Mr. Shea is the President and co-founder of Taima Corporation, providing in-bound call center and related technical support services to the high growth internet, hardware and software market. Mr. Shea is also the Chairman of Zenastua Photonics Inc., a recent startup initiative, and Vice-Chairman of Avantas, a Montreal-based startup focusing on testing, fiber optics and instrumentation/network assurance aspects of photonics and communications systems. In 1985, Mr. Shea co-founded The PSC Communications Group (PSC), a high tech systems, consulting and OEM training company. While at PSC, he assumed the positions of President, CEO and Chairman of the Board. He sold the company in 1994, but retained executive leadership until he joined Taima in 1996. The company was renamed to Geotrain in 1997, and remains one of Ciscos's prime global training partners. He is still a shareholder and Director of Geotrain. He joined Bell Canada in 1969 and designed and managed numerous communications and systems projects in networks and telematics. He worked at Royal Trust from 1978 to 1980, leading major initiatives in Information Systems programs. Mr. Shea is actively involved in several investments in the high tech sector, and serves on the board of Tellamon Photonics Networks, Taima Corp., American Networks and Northland Systems. He has a Diploma in Electronics from the Montreal Institute of Technology (1969).

     ROBERT M. ESECSON has been a Director of our Company since June 3, 1998. Mr. Esecson is the founder, Senior Managing Director and CEO of The Esmarox Group, LLC, an investment banking and business advisory firm specializing in comprehensive services to public and private middle-market companies. The Esmarox Group provides merger and acquisition, corporate finance, private placement and mezzanine financing services to middle market firms located throughout North America. Its consulting division develops and implements creative marketing programs and strategic growth plans to increase the profitability of client firms and provide exit strategy development and implementation. Trained as a lawyer, and an entrepreneur in his own right, Mr. Esecson has a comprehensive background in finance, management, and consulting businesses. He has held senior executive positions at a merchant and investment-banking firm and at several financial services firms. He earned a Bachelor of Science Degree in Management and Accounting from Bentley College in Waltham, Massachusetts and a JD from the New England School of Law in Boston.

     PETER J. HOULT has been a Director of our Company since June 3, 1998. In 1993, Peter Hoult formed the international strategic marketing and consulting practice which he operates from North Carolina and Toronto, Ontario. In 1965, he joined Unilever in London, England as a management trainee while attending the London School of Economics in the doctoral program. In 1967, he formed his own market research company in London with an American partner and conducted studies in all parts of the world. In 1972, he joined RJR Tobacco as the International Research Director, and moved through successively more senior positions to become President and CEO, RJR Canada and Executive Vice President U.S.
Operations. He joined Northwest Airlines in 1990 as Executive Vice President Marketing, Sales, and Strategic Planning. He teaches marketing and strategy at the Fuqua Graduate School of Business at Duke University in North Carolina, while continuing to serve his key clients. Mr. Hoult graduated from the University of Reading with an Upper Second Honours degree in Psychology in 1965 and he has completed the course work for a doctorate at the London School of Economics.

DIRECTORSHIPS HELD IN REPORTING COMPANIES

     Donald B. Hathaway serves on the Board of Directors of Rodin Networks, a public company with an application to trade on the Canadian Venture Exchange.

OTHER KEY EMPLOYEES

     In addition to the persons identified above, our Company has the following key employees:

         NAME                   AGE               POSITION
         ----                   ---               --------
    Shabir Gova                  34      Vice President, Technology
    Gary S. Johnson              40      Vice President, Marketing
    Susan Boyd MacStravick       51      Director, Investor Relations
    Ronald Moodie                66      Controller and Advisory Board Chair

     The following is a brief description of the background of these key employees.

     SHABIR GOVA has been Vice President, Technology of our Company since inception. From 1990 to 1998, Mr. Gova worked for Shlumberger Systems & Services Canada Limited, and has held the following positions: Design engineer, Senior Design Engineer, Manager, Systems Services & Development, Manager, Technology and Development - Canada, Director, Information Technology - Canada. Mr. Gova has progressive experience in Software/ Firmware systems design and development, Interactive DOS and Windows based software applications (employing an object-oriented framework) used to remotely program, read and provide a graphical analysis of data gathered by monitoring devices, real time multitasking embedded systems used for high-speed data acquisition and storage,

Graphical User Interfaces used as a front-end for various existing software applications and C++ Class Libraries used as the core technology for software under development. From 1989 to 1990, Mr. Gova was Software Development & Systems Support Analyst, for IBM Canada Limited. Mr. Gova was responsible for automation of the SIMM prototype fabrication laboratory. Mr. Gova received an Honours Bachelor of Applied Science in Systems Design Engineering, Options in Management Science and Computer Engineering, from the University of Waterloo, Ontario, Canada. Mr. Gova is a member of the IEEE.

     GARY S. JOHNSON has been Vice President, Marketing of our Company since inception. From 1996 to 1998, Mr. Johnson was Marketing Manager, Ontario Hydro Technologies, responsible for developing technology services marketing opportunities to the electric utility industry in the U.S., Mexico and Canada. From 1989 to 1996, Mr. Johnson worked for Schlumberger Limited, Electricity Division a world leader in the metering industry. He started as Product Manager Core Products and Automatic Meter Reading Technology and by 1994 he became the Director, Utility Services Group, responsible for P&L, 142 employees, and contracting services to electricity, water and gas utilities across Canada. From 1988 to 1989, Mr. Johnson was the Marketing Manager Semi-conductors Philips electronics Limited. Mr. Johnson received his MBA, and Bachelor of Science Degree in Electrical Engineering from Queens University in Kingston, Ontario, Canada.

     SUSAN BOYD MACSTRAVICK has been the Director of Investor Relations of our Company since inception. Ms. Boyd MacStravick has been President of Susan Boyd & Associates for 12 years and has over 20 years of experience in investor relations and communications, advisor work for the Toronto Stock Exchange, and pre and post offering phases for new equity issues aimed at gaining national and international media coverage for Canadian and American high tech and resource companies. She has organized and orchestrated international conferences and events. Ms. Boyd MacStravick received her Hon. B.A., from University of Toronto 1971, Postgrad Journalism Diploma, from University of Western Ontario 1972.

     RONALD MOODIE has been on our Company's Advisory Board since June 5, 1998 and was appointed Controller in June 2000. From 1989 to present, Mr. Moodie has been President of Moodie Consulting, providing management and investment services to commercial real estate developers and heavy equipment suppliers to the railway and construction industries. From 1953 to 1989, Mr. Moodie was in the precious and non-precious metals and the ferrous and non-ferrous metals manufacturing industries and the ferrous metals distribution industry mostly with what are now Johnson Matthey, Jannock and Russel Metals. Mr. Moodie finished his career at Vincent Steel, a division of the present Russel Metals, as Vice President, a position he held for 15 years. Mr. Moodie studied Registered Industrial Accounting at the University of Toronto, and received a real estate license to sell commercial real estate from Ryerson Polytech University.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The following persons failed to make the filings specified below:

     o Sydney A. Harland inadvertently failed to file a Form 3 in connection with his becoming an officer and director of our Company. Mr. Harland also inadvertently failed to file a Form 3 in connection with his ownership of 7,572,368 shares of the common stock and options to purchase shares of common stock.

     o Peter Ross inadvertently failed to file a Form 3 in connection with his becoming an officer of our Company, as well as the receipt of options to purchase 146,773 shares of common stock. Moreover, Mr. Ross inadvertently failed to file a Form 3 or Form 4 in connection with his receipt of 250,050 shares of common stock.

     o Mark P. Miziolek inadvertently failed to file a Form 3 in connection with his becoming an officer of our Company, as well as the receipt of options to purchase 88,250 shares of common stock. Moreover, Mr. Miziolek inadvertently failed to file a Form 3 or Form 4 in connection with his receipt of 361,800 shares of common stock.

     o Donald B. Hathaway inadvertently failed to file a Form 3 in connection with his becoming a director of our Company, as well as the receipt of 754,000 shares of common stock. Moreover, Mr. Hathaway has inadvertently failed to file a Form 3 or Form 4 in connection with his receipt of options to purchase 237,625 shares of common stock.

     o Patrick R. Shea inadvertently failed to file a Form 3 in connection with his becoming a director of our Company.

     o Robert M. Esecson inadvertently failed to file a Form 3 in connection with his becoming an officer and director of our Company.

     o Peter J. Hoult inadvertently failed to file a Form 3 in connection with his becoming a director of our Company.

     o John Andrews inadvertently failed to file a Form 3 in connection with his becoming a director of our Company.

ITEM 10.  EXECUTIVE COMPENSATION.
          ----------------------
     The following table shows all the cash compensation paid by our Company, as well as certain other compensation paid or accrued, during the fiscal years ended January 31, 2001, 2000 and 1999 to our Company's three highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years. No other executive officer earned a total annual salary and bonus for any of these years in excess of $100,000.


                                            ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                                                                          AWARDS             PAYOUTS
                                                                   OTHER         RESTRICTED
                                                                   ANNUAL           STOCK       OPTIONS/      LTIP        ALL OTHER
                                        SALARY      BONUS       COMPENSATION      AWARD(S)        SARS       PAYOUTS    COMPENSATION
NAME AND                                ------      -----       ------------      --------        ----       -------    ------------
PRINCIPAL POSITION          YEAR         ($)         ($)            ($)              ($)           (#)         ($)           ($)
------------------          ----         ---         ---            ---              ---           ---         ---           ---

Sydney A. Harland,           2001        $107,000       -0-         -0-              -0-        1,236,860      -0-           -0-
President and Chief          2000        $100,000   $17,000         -0-              -0-        1,130,069      -0-           -0-
Executive Officer            1999         $75,000       -0-         -0-              -0-              -0-      -0-           -0-

Peter Ross, Chief            2001         $20,000       -0-         -0-              -0-           25,000      -0-       $263,000(2)
Operating Officer(1)         2000         $61,000   $10,000         -0-              -0-           36,023      -0-           -0-
                             1999         $45,750       -0-         -0-              -0-          115,000      -0-           -0-

Mark P. Miziolek, Vice       2001         $51,000       -0-         -0-              -0-           35,500      -0-       $113,000(2)
President Finance and        2000         $45,000    $8,000         -0-              -0-           15,750      -0-           -0-
Chief Financial Officer      1999         $33,750       -0-         -0-              -0-           50,000      -0-           -0-

 -------------------

     (1)  Mr. Ross was our Company's Chief Operating Officer until May 2000.

     (2) These amounts relate to the extension of stock options granted in 1999 that were due to expire in April 2000.

     The following table contains information regarding options exercised in the year ended January 31, 2001, and the number of shares of common stock underlying options held as of January 31, 2001, by our Company's three highest paid executive officers.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                      FISCAL YEAR END OPTIONS/SAR VALUES(1)

                                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                              SHARES                          UNDERLYING UNEXERCISED            IN-THE-MONEY
                                           ACQUIRED ON          VALUE            OPTIONS/SAR'S AT             OPTIONS/SAR'S AT
               NAME                          EXERCISE        REALIZED ($)       FISCAL YEAR END(1)           FISCAL YEAR END(2)
               ----                          --------        ------------       ------------------           ------------------
Sydney A. Harland, President and               -0-               -0-           Exercisable:  2,366,929            $1,484,834
Chief Executive Officer                                                        Unexercisable :       0

Peter Ross, Chief Operating                    -0-               -0-           Exercisable:    146,773              $162,361
Officer(3)                                                                     Unexercisable :       0

Mark P. Miziolek, Vice President               -0-               -0-           Exercisable:     88,250               $89,462
Finance and Chief Financial                                                    Unexercisable :       0
Officer


---------------------------------

(1) These grants represent options to purchase common stock. No SAR's have been granted.

(2) The value of the unexercised in-the-money options were calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options as of January 31, 2001.

(3)  Mr. Ross was our Company's Chief Operating Officer until May 2000.

EQUITY INCENTIVE PLAN

     On June 20, 1998, our Company adopted the Equity Incentive Plan (the "EQUITY PLAN"). The purpose of the Equity Plan is to provide directors, officers and certain key employees with additional incentives by increasing their proprietary interest in our Company. Our Company has 4,500,000 shares of common stock reserved for issuance under the Equity Plan. Options granted under the Equity Plan may be either Incentive Stock Options (as defined in the Internal Revenue Code of 1986, as amended) or Options that do not qualify as incentive stock options ("NON-QUALIFIED OPTIONS"). The exercise price of all Incentive Stock Options granted under the Equity Plan may not be less than the fair market value of the underlying common stock at the date of grant. In the event that an optionee owns more than 10% of the voting power or value of all classes of stock of our Company, the minimum exercise price of the Incentive Stock Option may not be less than 110% of the market value of the underlying common stock at the date of grant. No Option may be exercised after 10 years from the date of grant (5 years for optionees who are greater than 10% stockholders). A committee of two or more non-employee members of our Company's Board of Directors administer the Equity Plan. Options are transferable only with the written approval of the Committee.

     Under the Equity Plan, each non-employee director is granted in each year that he serves as a director, a Non-Qualified Option to purchase common stock at an exercise price equal to the fair market value of the underlying common stock at the date of grant. Each option is for a term of up to ten years and can be exercised immediately. Except for the foregoing, non-employee directors are not otherwise eligible to receive options, awards or other rights under the Equity Plan.

     The Equity Plan also provides that the officers, independent contractors, consultants and employees of our Company may receive, without payment, awards of common stock, cash or a combination thereof in respect of the attainment of certain performance goals determined by the Board of Directors, under the Incentive Compensation Plan or otherwise.

     The Equity Plan also provides that stock appreciation and depreciation rights may be granted in tandem with, or independently of, options granted under the Equity Plan (except for non-employee directors). However, stock appreciation rights granted in tandem with an Incentive Stock Option may be granted only at the time such option is granted, and stock depreciation rights may not be granted in connection with an Incentive Stock Option.

     Under the Equity Plan, participants other than non-employee directors may be granted the right to exercise their options by surrendering all or part of the option (to the extent then exercisable) and receive in exchange an amount payable by our Company in cash or common stock (valued at the then fair market value) or a combination thereof equal to the excess of the then fair market value of the shares issuable upon exercise of the option or portion thereof surrendered over the exercise price of the option or portion thereof surrendered. Generally, options that are exercisable at death or disability or termination for cause may be exercised at any time prior to the expiration of the option but not more than three months after the date of termination, unless the option has vested.

     On June 20, 1998 our Company adopted the Incentive Compensation Plan (the "INCENTIVE PLAN"). The purpose of the Incentive Plan is to attract, motivate and retain key employees of our Company. Our Company has not reserved a specific number of shares of common stock under the Incentive Plan. Employees of our Company are eligible to participate in the Incentive Plan. Each participant is eligible to receive a performance award under the plan as computed on measured performance equal to a predetermined percentage of annual salary at the beginning of our Company's fiscal year. The maximum eligible award by component is: profit performance - 50%, budget discipline - 30%, subjective - 20%. The profit performance segment relates directly to the achievement of certain goals set at the beginning of the year. The budget discipline segment is based on the approved budget for the year. The subjective segment relates to the total performance of the participant as determined by the Chief Executive Officer and/or the Board of Directors. No profit performance award will be given if our Company does not achieve at least 80% of its profit plan for the year. The Board of Directors reserves the right to modify, change and/or delete components or the entire Incentive Plan. Consultants and/or other independent contractors may be eligible to participate in the Incentive Plan.

     The following table contains information regarding grants of stock options made during the year ended January 31, 2001 to our Company's three highest paid executive officers.


OPTION/SAR GRANTS TABLE

                                                                      % TOTAL
                                                                   OPTIONS/SARS
                                          NO. OF SECURITIES          GRANTED TO
                                       UNDERLYING OPTIONS/SARS   EMPLOYEES IN FISCAL   EXERCISE OR BASE PRICE
               NAME                          GRANTED (#)             YEAR (%)            ($ PER SHARE)            EXPIRATION DATE
               ----                    ----------------------    -------------------      --------                ----------------

Sydney A. Harland, President and            1,236,860                  76%                  $0.6875                August 24, 2005
Chief Executive Officer

Peter Ross, Chief Operating                   25,000                    2%                  $0.6875                August 24, 2005
Officer(1)

Mark P. Miziolek, Vice President              35,500                    2%                  $0.6875                August 24, 2005
Finance and Chief Financial
Officer

------------------------

     (1) Mr. Ross was our Company's Chief Operating Officer until May 2000.

COMPENSATION OF DIRECTORS

     The shareholders elect all directors for a two-year term. No directors are paid for their services on the Board, except that non-employee directors will be granted options to purchase shares of our Company's common stock on an annual basis. These options have an exercise price equal to the fair market value of such stock on the date of grant, are immediately exercisable and have up to a ten-year term. In addition, each director may purchase for each year of service on the Board up to 50,000 shares of common stock at a price equal to the fair market value of such stock on the date of purchase.

MANAGEMENT AGREEMENTS

     On January 1, 2001, our Company entered into a Management Agreement with Ameri-can Equipment Sales and Leasing. Under the terms of the Agreement, Mr. Harland, President of Ameri-can Equipment Sales and Leasing, will provide employment services as our Company's President and Chief Executive Officer. The Agreement has a three year term and pays Mr. Harland $180,000 per year, subject to an annual review by our Company's Board of Directors. Mr. Harland is also entitled to a bonus of up to 50% of his base compensation based on annual performance criteria established annually by the Board of Directors. In addition, Mr. Harland will receive a monthly automobile allowance of $1,000. Our Company can terminate this Agreement at any time upon the payment of two times Mr. Harland's then-existing compensation, plus $1,000,000.

     On January 1, 2001, our Company entered into a Management Agreement with Mark Miziolek. Under the terms of the agreement, Mr. Miziolek will serve as our Company's Vice President Finance and Chief Financial Officer. The agreement has a three year term and pays Mr. Miziolek $84,000 per year, subject to an annual review by our Company's Board of Directors. Mr. Miziolek is also entitled to a bonus of up to 50% of his base compensation based on annual performance criteria established annually by the Board of Directors. Our Company can terminate this Agreement at any time upon the payment of two times Mr. Miziolek's then-existing compensation.

                             DESCRIPTION OF PROPERTY

     Our Company maintains its corporate offices at the following address:

           ARS Networks, Incorporated
           100 Walnut Street
           Champlain, New York 12919
           Tel:  (518) 298- 2042
           Fax:  (518) 298-2813

     Our Company also uses small warehousing, offices and meeting rooms when required at the following address:

           ARS Networks, Incorporated
           300 International Drive, Suite 100
           Williamsville, New York 14211
           Tel:  (716) 626-6039
           Fax:  (716) 626-3001

     Our Company's wholly-owned subsidiary, T & T, is located at the following address:

           T & T Diesel Power, Ltd.
           23 Armstrong Avenue
           Georgetown, Ontario, Canada
           L7G 4SI
           Tel:  (905) 877-8900
           Fax:  (905) 877-3995

     These properties are leased on a month-to-month basis. The property used by T & T consists of 7,200 square feet. T & T is currently negotiating the terms of a three-year lease at a monthly rate expected to be approximately $1,600. All properties are in good condition and our Company believes such properties should be adequate for the foreseeable future. Our Company has no investments in any plant or property.


                             LITIGATION PROCEEDINGS

     ARS has commenced litigation against certain individuals (the "RESPONDENTS"). The case involves a claim by ARS for shares issued in error to the respondents. The shares were to be issued upon the completion of certain consulting work to be performed by the Respondents. ARS claims that by not completing the work, the Respondents breached the contract. The Respondents claim that there is no breach of contract and that the shares have been earned. ARS has obtained a preliminary injunction preventing the Respondents from transferring the shares. The Respondents claim damages of an unknown amount. ARS intends to vigorously pursue its position in this matter, and management believes that it will be resolved without a material effect on the Company's financial position or results of operations.

                             PRINCIPAL SHAREHOLDERS

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

           The following table sets forth, as of May 29, 2001, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                               COMMON STOCK
                                                            BENEFICIALLY OWNED
NAME/ADDRESS                                         NUMBER                 PERCENT(1)
------------                                         ------                 ----------

Sydney A. Harland ...........................         7,722,368(2)             46.7%
2155 Winchester Court
Burlington, Ontario, Canada
L7P 3M7

Donald B. Hathaway...........................         1,141,625(3)              7.9%
5964 Nine Line
Erin, Ontario, Canada
N0B 1T0

Mark P. Miziolek ............................           450,050(4)              3.2%
1450 Bayshore Drive
Oakville, Ontario, Canada
L6H 6E7

Peter Ross...................................           397,323(5)              2.8%
50 Park Avenue
Oakville, Ontario, Canada
L6J 3X8

Patrick R. Shea..............................           329,125(6)              2.3%
944 North Russell Road
Russell, Ontario, Canada K4R1C7

Robert M. Esecson............................           325,625(7)              2.3%
7 Stacy's Way
Acton, MA  01720

Peter J. Hoult...............................           325,625(8)              2.3%
420 Stone Currie Road
Hillsborough, NC  27278
All Officers and Directors as a Group(9)             10,691,741(10)            60.0%


-------------------------------

(1) Applicable percentage of ownership is based on 14,022,432 shares of common stock outstanding as of May 29, 2001, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 29, 2001 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of our Company.
(2) Includes options to purchase 2,516,929 shares of common stock that can be acquired within sixty days of May 29, 2001.
(3) Includes options to purchase 387,625 shares of common stock that can be acquired within sixty days of May 29, 2001.
(4) Includes options to purchase 88,250 shares of common stock that can be acquired within sixty days of May 29, 2001.

(5) Includes options to purchase 146,773 shares of common stock that can be acquired within sixty days of May 29, 2001.
(6) Includes options to purchase 225,125 shares of common stock that can be acquired within sixty days of May 29, 2001.
(7) Includes options to purchase 225,125 shares of common stock that can be acquired within sixty days of May 29, 2001.
(8) Includes options to purchase 225,125 shares of common stock that can be acquired within sixty days of May 29, 2001.
(9)     Seven persons.
(10) Includes options to purchase 3,814,952 shares of common stock that can be acquired within sixty days of May 29, 2001.

           Mr. Harland and our Company's other executive officers and directors hold approximately 60.0% of our Company's outstanding common stock. As such, these people have the ability to approve any action required by the shareholders, including the election of the directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Our Company has entered into management agreements with Messrs. Harland and Miziolek. See "Executive Compensation-Management Agreements."

     On July 31, 2000, Mr. Harland's wife loaned our Company a total of $100,000 Canadian dollars. This loan is due in July 2001 and bears interest at 8.5% per year.

     Our Company entered into a License Agreement dated as of May 20, 1998 with Mr. Sydney A. Harland, our Company's President and Chief Executive Officer. Under the terms of this agreement, Mr. Harland has granted our Company a non-exclusive license to certain intellectual property, a trade name and patents owned and developed by Mr. Harland. In exchange for this license, our Company issued Mr. Harland a total of 4,520,239 shares of common stock.

ORGANIZATION WITHIN LAST FIVE YEARS

     Mr. Harland may be deemed to be a promoter of our Company. Mr. Harland received 5,205,439 shares of common stock and options to purchase 2,516,929 shares of common stock from our Company. In exchange for the shares, Mr. Harland paid contributed $299,000 in services and contributed certain intellectual property under the License Agreement described above. As described in the "Executive Compensation-Management Compensation" section, Mr. Harland also received a three-year Management Agreement that pays him $180,000 per year, plus a monthly automobile allowance of $1,000. He is also entitled to an annual bonus. Upon termination, Mr. Harland is entitled to a payment of two times his then-existing compensation, plus $1.0 million.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     Our Company's common stock has been quoted on the NASD's Over-the-Counter Bulletin Board since February 1, 2000. Since April 7, 2000, our Company's common stock has been quoted under the symbol "ARSN." Prior to that, our Company's symbol was "ARWA."

     The following table sets forth the range of high and low bid quotations for each calendar quarter for our Company's common stock since it stock began quotation on February 1, 2000.
                                                          BID PRICE PER SHARE
                                                       HIGH                LOW
                                                       ----                ---
          February 1, 2000 - March 31, 2000            $5.75              $1.50

          April 1, 2000 - June 30, 2000                $3.75              $0.97

          July 1, 2000 - September 30, 2000            $1.34              $0.56

          October 1, 2000 - December 31, 2000          $0.69              $0.22

          January 1, 2001 - March 31, 2001             $1.47              $0.25

     The above prices were obtained from Nasdaq, Inc. The quotations represent inter-dealer quotations, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

     As of April 23, 2001, our Company believes there were approximately 115 holders of record of our Company's common stock.

     We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

     The authorized capital stock of our Company consists of 50,000,000 common shares, par value $0.0001 per share and 25,000,000 preferred shares, par value $0.0001. As of May 29, 2001, we have 14,022,432 shares of our common stock outstanding and no preferred shares have been issued. In addition, there are 4,293,947 options to purchase common stock outstanding. Immediately after this offering, there will be an additional 10,000,000 shares of common stock outstanding, all to be issued under the Equity Line of Credit. Our Company's indebtedness consists of promissory notes in the amounts of Cdn. $171,796 and Cdn $100,000. The following description is a summary of the capital stock of our Company and contains the material terms of the capital stock. Additional information can be found in the Articles of Incorporation and Bylaws filed with this registration statement.

     COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of our Company, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

     PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by New Hampshire law, or the rules of any quotation system or national securities exchange on which stock of our Company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our Company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. Our Company has no present plans to issue any shares of preferred stock.

     OPTIONS. As of May 29, 2001, we have outstanding options to purchase 4,293,947 shares of our common stock consisting of the following:


              NO. OF OPTIONS:               EXERCISE PRICE:
              ---------------               ---------------

                  41,500                         $1.75
                  41,500                         $1.25
               1,317,694                         $1.01
                 152,273                         $1.00
               1,618,230                       $0.6875
                 750,000                         $0.50
                 372,750                       $0.0001

LIMITATION OF LIABILITY:  INDEMNIFICATION

     Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of our Company to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of our Company.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

     AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.


                                     EXPERTS

     The financial statements for the year ended January 31, 2001 included in the Prospectus have been audited by Lougen, Valenti, Bookbinder & Weintraub, LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements for the year ended January 31, 2000 included in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their report
(which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Kirkpatrick & Lockhart LLP, Miami, Florida.


                              AVAILABLE INFORMATION

     For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

     Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (HTTP://WWW.SEC.GOV) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                           ARS NETWORKS, INCORPORATED
                                       AND SUBSIDIARY













                                           CONSOLIDATED FINANCIAL STATEMENTS
                                           YEARS ENDED JANUARY 31, 2000 AND 2001

                                                     ARS NETWORKS, INCORPORATED
                                                                 AND SUBSIDIARY


                                                                       CONTENTS

--------------------------------------------------------------------------------






    INDEPENDENT AUDITORS' REPORTS                                        F-3-F-4


    FINANCIAL STATEMENTS
       Consolidated Balance Sheet                                        F-5-F-6
       Consolidated Statements of Operations                                 F-7
       Consolidated Statements of Stockholders' Deficit                      F-8
       Consolidated Statements of Cash Flows                                 F-9


    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                         F-10-F-22

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of
  ARS Networks, Incorporated and Subsidiary
Champlain, New York


We have audited the accompanying consolidated balance sheet of ARS Networks, Incorporated and Subsidiary as of January 31, 2001 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ARS Networks, Incorporated and Subsidiary at January 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements for the year ended January 31, 2001 have been prepared assuming that ARS Networks Incorporated and Subsidiary will continue as a going concern. As discussed in Note 2 to the financial statements, ARS Networks, Incorporated and Subsidiary has incurred losses since inception. The Company is dependent upon the successful development of its advanced railway level communications and data management systems business and its ability to raise capital utilizing its equity line of credit or from other sources. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Lougen, Valenti, Bookbinder & Weintraub, LLP
Lougen, Valenti, Bookbinder & Weintraub, LLP

March 29, 2001
Buffalo, New York

Independent Auditors' Report


To the Board of Directors and Stockholders of ARS Networks, Incorporated
Champlain, New York


We have audited the accompanying statements of operations, stockholders' deficit and cash flows of ARS Networks Incorporated (a development stage company) (formerly known as Ameri-can Railway Systems, Inc.) for the year ended January 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ARS Networks, Incorporated (a development stage company) for the year ended January 31, 2000 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that ARS Networks, Incorporated will continue as a going concern. As discussed in Note 2 to the financial statements, ARS Networks, Incorporated is a development stage company which has incurred losses since inception and is dependent upon the raising of additional capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ BDO Seidman, LLP
BDO Seidman, LLP


March 22, 2000
Chicago, Illinois

                                                ARS NETWORKS, INCORPORATED
                                                            AND SUBSIDIARY

                                                CONSOLIDATED BALANCE SHEET


--------------------------------------------------------------------------------



JANUARY 31, 2001
--------------------------------------------------------------------------------

ASSETS




CURRENT

   Cash                                                             $   125,366

   Accounts receivable (Notes 3 and 11)                                 237,712

   Due from officer                                                       2,320

   Inventory (Note 3)                                                   132,948

   Prepaid expenses                                                       9,705
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                    508,051










OTHER ASSETS

   Equipment, net of accumulated depreciation of $2,319 (Note 5)         16,192

   Goodwill, net of accumulated amortization of $28,476 (Note 3)        386,728

   Other                                                                    646
--------------------------------------------------------------------------------

                                                                    $   911,617
--------------------------------------------------------------------------------

                                                  ARS NETWORKS, INCORPORATED
                                                              AND SUBSIDIARY

                                                  CONSOLIDATED BALANCE SHEET

--------------------------------------------------------------------------------




JANUARY 31, 2001
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT
   Accounts payable                                               $     277,631
   Dividends payable - former shareholders of T & T Diesel
     Power, Ltd. (Note 3)                                                65,690
   Obligation under consulting agreement (Note 4)                        30,000
   Accrued management compensation (Note 3)                             269,127
   Accrued expenses (Notes 3 and 7)                                      20,445
   Note payable - related party (Note 7)                                 68,500
   Notes payable - former shareholders of T & T Diesel
     Power, Ltd. (Note 3)                                               115,516
   Current maturities of long-term debt (Note 5)                          5,283
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                               852,192

LONG-TERM DEBT, less current maturities (Note 5)                          1,392
--------------------------------------------------------------------------------

TOTAL LIABILITIES                                                       853,584
--------------------------------------------------------------------------------

REDEEMABLE COMMON STOCK (NOTE 3)                                        200,000
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTES 2, 3, 7, 9 AND 13)

STOCKHOLDERS' DEFICIT (NOTES 7, 8, 9 AND 13)
   Preferred stock, $.0001 par value - 25,000,000 shares
     authorized; none outstanding -
   Common stock - $.0001 par value - 50,000,000 shares
     authorized; 12,607,889 outstanding (including 200,000
     redeemable common shares)                                            1,241
   Additional paid in capital                                         2,447,069
   Deficit                                                           (2,590,277)
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' DEFICIT                                            (141,967)
--------------------------------------------------------------------------------

                                                                  $     911,617
--------------------------------------------------------------------------------
                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                                 ARS NETWORKS, INCORPORATED
                                                                             AND SUBSIDIARY

                                                      CONSOLIDATED STATEMENTS OF OPERATIONS


YEARS ENDED JANUARY 31,                                            2000                2001
---------------------------------------------------------------------------------------------

SALES (NOTE 11)                                           $           -      $      562,304

Cost of sales                                                         -             411,289
---------------------------------------------------------------------------------------------

GROSS PROFIT                                                          -             151,015
---------------------------------------------------------------------------------------------

EXPENSES:
   Officers' compensation (Note 8)                              241,000             640,935
   Professional fees                                            205,797             464,084
   Advertising and promotion                                          -             179,140
   Development expenses                                               -              80,331
   Office wages                                                       -              46,934
   Depreciation and amortization                                      -              30,795
   Rent and telecommunications                                   22,178              29,716
   Interest expense (Note 7)                                          -              11,935
   Other                                                          9,657              10,012
---------------------------------------------------------------------------------------------

TOTAL EXPENSES                                                  478,632           1,493,882
---------------------------------------------------------------------------------------------

LOSS BEFORE INCOME TAXES                                       (478,632)         (1,342,867)

Income taxes (Note 6)                                                 -              17,000
---------------------------------------------------------------------------------------------

NET LOSS                                                  $    (478,632)     $   (1,359,867)
---------------------------------------------------------------------------------------------

LOSS PER SHARE (BASIC AND DILUTED):
   Net loss                                               $       (.05)      $         (.12)
---------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC AND DILUTED)       9,962,240          11,049,462
---------------------------------------------------------------------------------------------
                                              SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.





                                                                                         F-7

                                                                                          ARS NETWORKS, INCORPORATED
                                                                                                      AND SUBSIDIARY

                                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (NOTES 7, 8, 9 AND 13)



                                                    COMMON STOCK
                                                                         ADDITIONAL
                                                                            PAID-IN
YEARS ENDED JANUARY 31, 2000 AND 2001              SHARES       AMOUNT      CAPITAL       DEFICIT            TOTAL
---------------------------------------------------------------------------------------------------------------------
BALANCE, January 31, 1999                       9,726,489      $   973   $  698,431    $   (751,778)    $    (52,374)

Net loss for the year                                   -            -             -       (478,632)        (478,632)

Sales of common stock                             187,500           19       187,481              -          187,500

Common stock issued for services                   82,500            8        82,492              -           82,500

Common stock issued for officers'
   compensation                                   362,500           36       240,964              -          241,000

Exercise of stock options                         250,000           25             -              -               25
---------------------------------------------------------------------------------------------------------------------

BALANCE, January 31, 2000                      10,608,989        1,061     1,209,368     (1,230,410)         (19,981)

Net loss for the year                                   -            -             -     (1,359,867)      (1,359,867)

Sales of common stock                             430,000           43       259,662              -          259,705

Common stock issued for services                  361,000           36       378,458              -          378,494

Common stock issued for officers'                                                                 -
   compensation                                 1,000,900          100       218,900                         219,000

Common stock issued to satisfy advances due                                                       -
   to directors                                     7,000            1         4,759                           4,760

Redeemable stock issued for acquisition of
   T & T Diesel Power, Ltd.                       200,000            -             -              -                -

Officers' compensation recognized for
   modifications of stock options                       -            -       375,922              -          375,922
---------------------------------------------------------------------------------------------------------------------

BALANCE, January 31, 2001                      12,607,889      $  1,241   $2,447,069    $(2,590,277)      $ (141,967)
---------------------------------------------------------------------------------------------------------------------
                                                                      SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.




                                                                                                                 F-8

                                                                                                  ARS NETWORKS, INCORPORATED
                                                                                                              AND SUBSIDIARY

                                                                             CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 14)



YEARS ENDED JANUARY 31,                                                                         2000                   2001
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                             $   (478,632)         $  (1,359,867)
------------------------------------------------------------------------------------------------------------------------------

Adjustments to reconcile net loss to net cash
     (used in) operating activities:
   Professional fees settled in stock                                                         82,500                378,494
   Officers' compensation recognized for modifications of stock options                            -                375,922
   Officers' compensation settled in stock                                                   241,000                219,000
   Depreciation and amortization                                                                   -                 30,795
   Changes in assets and  liabilities  net of  effects  from  purchase  of T & T
     Diesel Power, Ltd.:
     (Increase) in accounts receivable                                                             -                (70,684)
     (Increase) in inventories                                                                     -                (35,277)
     (Increase) in prepaid expenses                                                                                  (8,333)
     (Increase) in due from officer                                                                -                 (2,320)
     (Increase) in other assets                                                                 (645)                     -
     Increase in accounts payable and accrued expenses                                        86,181                255,677
     (Decrease) in obligation under consulting agreement                                     (10,000)               (10,000)
------------------------------------------------------------------------------------------------------------------------------

TOTAL ADJUSTMENTS                                                                            399,036              1,133,274
------------------------------------------------------------------------------------------------------------------------------

NET CASH (USED IN) OPERATING ACTIVITIES                                                      (79,596)              (226,593)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of T & T Diesel Power Ltd., net of cash acquired                                    -                (95,267)
   Capital expenditures                                                                            -                 (1,779)
------------------------------------------------------------------------------------------------------------------------------

NET CASH (USED IN) INVESTING ACTIVITIES                                                            -                (97,046)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from the sale of common stock                                                    187,525                259,705
   Proceeds from note payable - related party                                                      -                 68,500
   Advances from (to) directors                                                               20,000                (15,240)
   Payments of long-term debt                                                                      -                 (2,539)
------------------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                    207,525                310,426
------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                              127,929                (13,213)
Cash, beginning of year                                                                       10,650                138,579
------------------------------------------------------------------------------------------------------------------------------

CASH, end of year                                                                       $    138,579          $     125,366
------------------------------------------------------------------------------------------------------------------------------
                                                                               SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.





                                                                                                                           F-9

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.   ORGANIZATION           ARS Networks,  Incorporated ("ARS"), incorporated on
                            May 4, 1998 in New  Hampshire,  was formed to design
                            and develop advanced railway communications and data
                            management   systems.   ARS's  first  product  under
                            development is Crosslogix(TM), an advanced warniNG system for railway level crossings. The Company is devoting most of its efforts to this business line.

                            On July 31, 2000, ARS acquired the stock of T & T Diesel Power, Ltd. ("T & T"). T & T manufactures custom diesel power generating equipment. As a result of this acquisition, ARS began to earn revenue and is no longer considered a development stage enterprise.

2.   SUMMARY OF             BASIS OF PRESENTATION
     SIGNIFICANT
     ACCOUNTING             The accompanying  consolidated  financial statements
     POLICIES               have been prepared in accordance with U.S. generally
                            accepted accounting principles and are presented in U.S. dollars.

                            PRINCIPLES OF CONSOLIDATION

                            The consolidated financial statements include the accounts of ARS and its wholly owned subsidiary, T &
                            T. All material intercompany accounts and transactions are eliminated.

                            GOING CONCERN AND MANAGEMENT'S PLANS

                            The Company has a limited operating history with no revenues from its railway communications and data management systems business. Because of this, the Company faces significant obstacles in regards to financing and customer acceptance of the Company's products. The Company's continuation as a going concern is dependent upon its ability to raise capital under its equity line of credit (Note 13) or from other sources. In connection with the equity line of credit, the Company plans to register additional shares for sale with the Securities and Exchange Commission. Management believes sufficient funds are or will be available to sustain operations for at least the twelve months following the latest balance sheet date. These funds have been and will continue to be utilized to fund development of the Company's railway communications and data management systems business, marketing efforts and potential acquisitions. The Company intends to purchase small companies that have products and services that add value and are strategic to the success of the Company's growth. It is intended that these acquisitions of small companies will complement the Company's product and generate ongoing revenue.

                            These factors create uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on recoverability and classification of assets or the classification of liabilities that might result from the outcome of this uncertainty.

                            INVENTORIES

                            Inventories are stated at lower of cost or market. Cost is determined using the specific identification method.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                            EQUIPMENT

                            Equipment  is  carried  at  cost.   Depreciation  is
                            computed using the straight-line method over 3 - 7 years.

                            INTANGIBLE ASSETS

                            Goodwill represents the excess of the cost of T & T over the fair value of the net assets acquired. Amortization is computed using the straight-line method over 15 years.

                            EVALUATING RECOVERABILITY OF LONG-LIVED ASSETS

                            The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company assesses recoverability of these assets by estimating future nondiscounted cash flows. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell. No impairments have been recorded through January 31, 2001.

                            REVENUE RECOGNITION

                            Revenue from the sale of products is recorded at the time the goods are shipped, or title has passed to the customer and payment has been received.

                            In December 1999, the Securities and Exchanged Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In October 2000, the SEC issued additional written guidelines supplementing SAB No. 101. The adoption of this bulletin and these guidelines did not have an effect on the Company's financial statements.

                            FREIGHT

                            The Company follows the classification requirements for freight costs required by Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs." This pronouncement, issued in September 2000, requires that all such costs billed to customers be classified as revenue.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                            EARNINGS PER SHARE

                            The Company follows Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," which requires presentation of basic earnings per share and diluted earnings per share by all entities that have publicly traded common stock or potential common stock (options, warrants, convertible securities or contingent stock arrangements). Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share gives effect to dilutive potential common shares outstanding during the period. Assumed exercise of options has not been included in the calculation of diluted earnings per share since the effect would be anti-dilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented.

                            STOCK BASED COMPENSATION

                            The Company accounts for stock options granted to employees under the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation." Since the Company has elected to continue to apply the provisions of APB No. 25, they have provided the proforma disclosure provisions of SFAS No. 123.

                            In March, 2000, the Financial Accounting Standards Board ("the FASB") issued Interpretation No. 44 to APB 25, "Accounting for Certain Transactions Involving Stock Compensation," which, among other things, addressed the accounting consequences of modifications of stock option awards.

                            USE OF ESTIMATES

                            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            INCOME TAXES

                            Deferred income taxes are recognized for the tax consequences of temporary differences between the financial reporting and the tax bases of the Company's assets and liabilities in accordance with SFAS No. 109. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                            START-UP COSTS

                            Pursuant to AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", all costs incurred in the organization and start-up of the Company have been expensed.

                            FOREIGN CURRENCY TRANSLATION

                            The Company remeasures foreign currency denominated monetary assets and liabilities at year-end exchange rates and non-monetary assets and liabilities at historical exchange rates. The effects of remeasurement are included in income. Exchange gains and losses arising from transactions denominated in foreign currencies are translated at average exchange rates. The effects of these exchange adjustments are included in operations for the years ended January 31, 2000 and 2001 and are immaterial.

                            COMPREHENSIVE INCOME

                            The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                            Total comprehensive loss for the years ended January 31, 2000 and 2001 is the same as the reported net loss.

                            EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

                            SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting requirements for derivative instruments. The Company has not in the past nor does it anticipate that it will engage in transactions involving derivative instruments, and therefore, this pronouncement did not and is not expected to have any effect on the financial statements. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000.

3.   ACQUISITION OF         On  July  31,  2000,   ARS   purchased  all  of  the
     T & T                  outstanding  stock  of T & T.  The  acquisition  was
                            accounted for as a purchase.  The purchase price was
                            $418,266  of  which  $102,750  was  paid  in cash at
                            closing,   with   notes   payable   to  the   former
                            shareholders  of T & T ("the  sellers") of $115,516,
                            and the  issuance  of  200,000  shares of ARS common
                            stock  valued at  $200,000.  The notes  payable bear
                            interest  at 8% and are due no later  than  July 31,
                            2001.  The  acquisition   resulted  in  goodwill  of
                            approximately   $415,000,   including  approximately
                            $31,000  of   acquisition   costs   which  is  being
                            amortized on a straight-line basis over 15 years.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                            In conjunction with the acquisition of T & T, the stock of T & T is being held in escrow subject to an escrow agreement dated July 31, 2000. The escrow agreement provides, that in the event of default under the notes payable to the sellers, the sellers have the right to terminate the purchase of T & T by ARS as follows:

                            (a) The stock of T & T shall be returned to the sellers,
                            (b) the sellers shall return to ARS the 200,000 common shares of ARS issued to the sellers upon the purchase of T & T, and
                            (c) the purchase of T & T shall be deemed to have never occurred, except the sellers may retain any payments received.

                            The escrow agreement also provides that, if on July 31, 2001, the ARS shares issued to the sellers are not freely tradable to the public without restriction or are trading for a price of less than $1.00 per share, the sellers have the right to require ARS to purchase the 200,000 ARS shares for $1.00 per share. If such purchase is not made, the sellers have the right to retain the ARS shares and release the T & T shares from escrow, or terminate the purchase of T & T by ARS as follows:

                            (a) The stock of T & T shall be returned to the sellers,
                            (b) the sellers shall return to ARS both the 200,000 common shares of ARS issued to the sellers upon the purchase of T & T and the notes payable to the sellers (if outstanding) along with any principal payments made to the sellers under the notes.

                            At January 31, 2001, there is approximately $182,000 included in liabilities for compensation, dividends and interest owed to the sellers. The sellers have been granted a security interest in T & T's accounts receivable and inventories with respect to these liabilities.

                            Pro forma results of operations, assuming the acquisition of T & T had occurred on February 1, 1999, are unaudited and presented below. Pro forma adjustments primarily relate to depreciation, additional interest on debt incurred for the acquisition, and amortization of goodwill.

                                                                                              Unaudited
                                                                             ----------------------------------------

                            YEAR ENDED JANUARY 31,                                        2000                2001
                            -----------------------------------------------------------------------------------------
                            Sales                                               $    1,106,408      $    1,342,491
                            Net loss                                                  (417,752)         (1,369,357)
                            Net loss per share (basic and diluted)                        (.04)               (.12)

4.   OBLIGATION             The Company has an obligation under an agreement for
     UNDER                  business  and  financial  consulting  services.  The
     CONSULTING             balance  due under the  agreement  is  $30,000 as of
     AGREEMENT              January 31, 2001.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5.   LONG-TERM DEBT         Long-term debt consists of the following at January
                            31, 2001:

                            Loan  payable -  finance  company,  maturing  in
                            monthly  installments  of $446 through  April,
                            2002,     including    interest    at    2.8%,
                            collateralized by a specific vehicle                       $        6,675

                            Less current maturities                                             5,283
                            ----------------------------------------------------------------------------

                            Long-term debt, less current maturities                    $        1,392
                            ----------------------------------------------------------------------------

                            Maturities of long-term  debt are  approximately  as follows:

                            2002                                                        $       5,283
                            2003                                                                1,392
                            ----------------------------------------------------------------------------

                            Total                                                       $       6,675
                            ----------------------------------------------------------------------------

6.   INCOME  TAXES          The Company did not have taxable income for the year
                            ended January 31, 2000 and, therefore, does not have
                            any  current  income  tax  expense.  The  income tax
                            provision  for  the  year  ended  January  31,  2001
                            consists solely of foreign taxes (Canada) on the operations of T & T.

                            At January 31, 2001, the significant components of the Company's deferred income tax assets are as follows:

                            Start up costs  deferred for tax  purposes,  expensed for  financial
                               reporting purposes                                                      $   760,000
                            Less:  Valuation allowance                                                    (760,000)
                            -----------------------------------------------------------------------------------------

                            Net deferred income tax asset                                              $         -
                            -----------------------------------------------------------------------------------------

                            The net change  during the year  ended  January  31,
                            2001  in  the  total  valuation   allowance  was  an
                            increase of $546,000.

                                                                                      2000                2001
                            -----------------------------------------------------------------------------------------

                            Tax expense at U.S. statutory rate                        (34.0)%            (34.0)%
                            Change in Federal valuation allowance                      34.0               34.0
                            Foreign Income Taxes                                        -                  1.3%
                            -----------------------------------------------------------------------------------------

                            Effective income tax rate                                   -%                 1.3%
                            -----------------------------------------------------------------------------------------

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

7.   RELATED PARTY          The Company has entered  into  management agreements
     TRANSACTIONS           with  its  executive  officers.  The  terms  of  the
                            agreements  provide for  provisions to terminate the
                            parties  at  any  time  as   stipulated   under  the
                            conditions of their individual agreements, including
                            termination   payments  ranging  from  three  months
                            salary to twice the annual compensation rate. In addition to the stipulated termination payments, the agreement with the President requires the Company to pay $1,000,000 to the President if the agreement is terminated. These agreements, which expire through 2003, provide minimum salary levels, as well as incentive bonuses and stock options. The aggregate commitment for future minimum salaries at January
                            31, 2001, excluding bonuses and stock options, was approximately $1,269,000.

                            The note payable - related party of $68,500 bears interest at 8.5% per annum and is due July, 2001.

                            At January 31, 2001, accrued expenses include approximately $9,000 for interest due to related parties. Interest expense to related parties was approximately $12,000 for the year ended January 31, 2001.


8.   STOCK INCENTIVE        (a)  On June 20, 1998 the Company adopted the Equity
     PLANS                       Incentive  Plan ("the Equity  Plan") to provide
                                 directors, officers and certain key employees with additional incentives. Under the Equity
                                 Plan, 4,500,000 shares of common stock have been reserved for issuance pursuant to stock options and stock awards. The Equity Plan provides for the grant of incentive stock options and non-qualified stock options. The exercise price of all incentive stock options granted may not be less than the fair market value of the underlying common stock at the date of grant. The Equity Plan is administered by a committee of two or more non-employee members of the Company's Board of Directors.

                                 The Company applies APB 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for this plan. Under APB 25, no compensation cost was recognized because the exercise price of employee stock options was equal to or greater than the market price of the underlying stock on the date of grant. However, under FASB Interpretation No. 44, the Company did recognize $375,922 of compensation expense during the year ended January 31, 2001 related to extending the lives of certain existing stock option awards which caused a new measurement of compensation cost at the modification date.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                                SFAS No. 123, "Accounting for Stock-Based Compensation," requires that the Company provide pro forma information regarding net loss and loss per share as if the compensation cost for the Company's stock option plan had been determined in accordance with the fair value method prescribed in such statement. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants as follows:

                                 YEAR ENDED JANUARY 31,                           2000                     2001
                                 ----------------------------------------------------------------------------------
                                Dividend yield                                    0%                         0%
                                Expected volatility                               0%                        90%
                                Risk free interest rates                       4.94%                      6.16%
                                Expected lives                                 2.5 years                  2.5 years

                                For the year ended January 31, 2000, the net loss would have been increased by approximately $147,000 and loss per share by $.01. For the year ended January 31, 2001, the net loss would have been increased by approximately $450,000 and loss per share by $.04.

                                A summary of the status of the Company's stock option plans for options held by officers and directors as of January 31, 2000 and 2001 and changes during the years ending on those dates is presented below:

                                                  JANUARY 31, 2000                            JANUARY 31, 2001
                                         ------------------------------------       --------------------------------------

                                                             WEIGHTED                                      WEIGHTED
                                                              AVERAGE                                      AVERAGE
                                            SHARES        EXERCISE PRICE                SHARES          EXERCISE PRICE
     ----------------------------------- ------------- ---------------------- ----- ---------------- ---------------------
     Outstanding, beginning of year         122,750          $   .0001                  1,592,717         $   .93
     Granted                              1,469,967             1.01                    1,618,230           .6875
     Exercised                                    -               -                             -               -
     ----------------------------------- ------------- ---------------------- ----- ---------------- ---------------------

     Outstanding at end of year           1,592,717          $   .93                    3,210,947         $   .81
     ----------------------------------- ------------- ---------------------- ----- ---------------- ---------------------

     Options exercisable at year-end      1,469,967          $   .93                    3,210,947         $   .81
     ----------------------------------- ------------- ---------------------- ----- ---------------- ---------------------

     Weighted  average  fair  value  of
     options granted during the year                         $  1.00                                      $   .6875
     ----------------------------------- ------------- ---------------------- ----- ---------------- ---------------------

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                                 The  following  table  summarizes   information
                                 about stock options outstanding at January 31, 2001:

                                                      WEIGHTED
                                                      AVERAGE         WEIGHTED
                                   NUMBER            REMAINING        AVERAGE             NUMBER            WEIGHTED
           EXERCISE            OUTSTANDING AT       CONTRACTUAL       EXERCISE        EXERCISABLE AT         AVERAGE
            PRICES            JANUARY 31, 2001          LIFE           PRICE         JANUARY 31, 2001    EXERCISE PRICE
     ---------------------------------------------------------------------------------------------------------------------
         $0.0001                   122,750             51 months     $  0.0001             122,750            $ 0.0001
         $1.00 to $1.01          1,469,967             37 months        1.0100           1,469,967              1.0100
         $0.6875                 1,618,230             55 months        0.6875           1,618,230              0.6875
     ---------------------------------------------------------------------------------------------------------------------

                                 3,210,947                                               3,210,947
     ---------------------------------------------------------------------------------------------------------------------


                           (b) On  June  20,  1998  the   Company   adopted  the
                               Incentive Compensation Plan ("the Incentive Plan"). The purpose of the Incentive Plan is to attract, motivate and retain key employees of the Company. Under the Incentive Plan, each participant shall be eligible to receive a performance award as computed on measured performance. Consultants and other independent contractors may be eligible to participate in the Incentive Plan. No awards have been made under the Incentive Plan through January 31, 2001.

                           (c) On July 1,  1998,  options  to  purchase  500,000
                               shares of the Company's common stock were granted to certain consultants of the Company. The options have a term of five years and were vested upon the date of the grant. In April 1999, options for 250,000 shares of the Company's common stock were exercised by the consultants. The remaining options for 250,000 shares of the Company's common stock were outstanding at January 31, 2001.

                               During the year ended January 31, 2000, the Company sold 41,500 shares of common stock which included an option to purchase one share of common stock at a price of $1.25 and one option for one share at a price of $1.75. These options are exercisable at any time after May 1, 1999, subject to certain conditions and expire 60 months from that date. These options for a total of 83,000 shares of the Company's common stock were outstanding at January 31, 2001.

9.   COMMITMENTS            On February 9, 2000,  the  Company  entered  into an
     AND                    agreement for public  relations  and  communications
     CONTINGENCIES          consulting.  The  term of the  agreement  is for one
                            year commencing February 9, 2000 for $7,000 monthly.
                            In addition, the Company issued 150,000 free trading
                            shares  upon  execution  of  the  contract,  and  is
                            required  to  issue  another  150,000  free  trading
                            shares if the Company's  stock is $4.00 per share or
                            over  for  45  days.   The   Company  is   presently
                            renegotiating   an   additional   term   under  this
                            agreement. Either party may terminate this agreement with 30 days written notice to the other party after the first ninety days.

                            At January 31, 2001, the Company is committed, under a marketing relations contract dated October 23, 2000, to issue 19,000 shares monthly through October, 2001. The contract can be terminated on a quarterly basis.

                            At January 31, 2001, the Company is committed, under a financial consulting services agreement dated

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                            January 6, 2001, to issue shares with a value of $10,000 on a monthly basis. The term of the agreement is for twelve months. Beginning in the seventh month of the agreement, either party can terminate the agreement by giving 60 days written notice.

                            ARS has commenced litigation against certain individuals ("the respondents"). The case involves a claim by ARS for shares issued in error to the respondents. The shares were to be issued upon the completion of certain consulting work to be performed by the respondents. ARS claims that by not completing the work, the respondents breached the contract. The respondents claim that there is no breach of contract and that the shares have been earned. ARS has obtained a preliminary injunction preventing the respondents from transferring the shares. The respondents claim damages of an unknown amount. ARS intends to vigorously pursue its position in this matter, and management believes that it will be resolved without a material effect on the Company's financial position or results of operations.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

10.  QUARTERLY              During the quarter ended July 31, 2000,  the Company
     RESULTS                recognized  compensation  cost of  $184,125  for the
                            extension of the  expiration  date of stock  options
                            issued to certain  officers.  Upon further review of
                            the related  accounting and  disclosure  guidelines,
                            the Company  determined that the  compensation  cost
                            recognized should have been $375,922, an increase of
                            $191,797.  Additionally,  the  Company  should  have
                            recognized  compensation  for  services  settled  in
                            stock  of  $52,500  and  $81,095 during the quarters
                            ended  July  31,   2000  and   October   31,   2000,
                            respectively. Revision of these compensation costs resulted in the following for the periods ending
                            July 31, 2000 and October 31, 2000:

                                           THREE MONTHS            SIX MONTHS            THREE MONTHS       NINE MONTHS
                                               ENDED                  ENDED                 ENDED             ENDED
                                           JULY 31, 2000          JULY 31, 2000        OCTOBER 31, 2000   OCTOBER 31, 2000
---------------------------------------------------------------------------------------------------------------------------
Loss as originally reported                $     (304,578)      $     (694,228)        $     (133,854)     $     (828,082)
Effect of revision                               (244,297)            (244,297)               (81,095)           (325,392)
---------------------------------------------------------------------------------------------------------------------------

Restated net loss                          $     (548,875)      $     (938,525)        $     (214,949)     $   (1,153,474)
---------------------------------------------------------------------------------------------------------------------------

Loss per share as originally reported      $        (.03)       $        (.06)         $        (.01)      $        (.08)
Effect of revision                                  (.02)                (.03)                  (.01)               (.03)
---------------------------------------------------------------------------------------------------------------------------

Restated loss per common share             $        (.05)       $        (.09)         $        (.02)      $        (.11)
---------------------------------------------------------------------------------------------------------------------------



11.  MAJOR                  Sales to one customer in the year ended  January 31,
     CUSTOMER               2001,  were  approximately  71% of total  sales.  At
                            January 31, 2001, accounts receivable from this major customer represented approximately 98% of total accounts receivable.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

12.  SEGMENT                The Company  has two  reportable  segments:  (i) ARS
     INFORMATION            which is designing and developing  advanced  railway
                            communications  and data management systems and (ii)
                            T  &  T  which  manufactures   custom  diesel  power
                            generating  equipment.  The Company  operates  these
                            segments as separate  strategic  business units. All
                            of the Company's sales and equipment relate to T & T
                            and are in Canada. The majority of T & T's customers
                            are located in Eastern Canada. T & T was acquired on
                            July 31, 2000 and its operations are included in the
                            Company's  financial  statements from August 1, 2000
                            to January 31, 2001. Therefore,  segment information
                            is only being  presented  for the six  months  ended
                            January 31, 2001, as prior periods  include only the
                            operations  of ARS. The  following  tables set forth
                            certain   performance   and  other   information  by
                            reportable segment.

                            SIX MONTHS ENDED JANUARY 31, 2001                   ARS           T & T            Total
                            -----------------------------------------------------------------------------------------
                            Sales                                       $         -     $   562,304     $    562,304
                            Segment net income (loss)                    (1,365,585)          5,718       (1,359,867)
                            Total assets  (excluding net goodwill of
                              $386,728)                                      65,149         459,740          524,889
                            Interest expense                                  7,361           4,574           11,935
                            Depreciation       and      amortization
                              (excluding  goodwill  amortization  of
                              $28,476)                                            -           2,319            2,319
                            Income taxes                                          -          17,000           17,000
                            Equipment acquisitions                                -           1,779            1,779

13.  EQUITY LINE OF         On March  27,  2001,  the  Company  entered  into an
     CREDIT                 equity line of credit  agreement  "the equity  line"
                            with   Cornell   Capital   Partners,    L.P.   ("the
                            investor").  Under the equity line,  the investor is
                            committed  to  purchase  up  to  $5,000,000  of  the
                            Company's  common stock over the course of 24 months
                            commencing   on  the   earlier   of  (i)   effective
                            registration of the shares, or (ii) as mutually agreed in writing. Under the equity line, the Company may request an advance by the investor. The number of shares of common stock that the investor shall receive for each advance shall be determined by dividing the amount of the advance by the purchase price. The purchase price is 90% of the market price. The maximum advance amount shall be equal to 150% of the average daily volume of the Company's common stock multiplied by the purchase price. The average daily volume shall be computed by using the forty (40) trading days prior to the advance notice date. The advance notice date is the date the investor receives a written notice from the Company requesting an advance amount under the equity line. The market price is the average of the lowest closing bid prices of the common stock over the ten (10) trading day period beginning on the first trading day after an advance notice date and ending on the trading day prior to the relevant advance date.

                                                      ARS NETWORKS, INCORPORATED
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                            There will be a minimum of eleven (11) trading days between advance notice dates. The Company has the right to withdraw that portion of an advance that does not meet the minimum acceptable price. The minimum acceptable price is defined as 75% of the lowest closing bid price of the Company's common stock for the fifteen (15) trading days prior to a relevant advance notice date.

                            Upon each advance date, the Company shall pay to the investor's business manager, Yorkville Advisors Management, LLC ("the investment manager") an amount equal to 8.4% of the amount of the advance. Upon the execution of the equity line, the Company issued 450,000 restricted shares of the Company's common stock to the investment manager. Such restricted shares have demand and "piggyback" registration rights.

                            In connection with the equity line of credit, the Company obtained from certain officers and directors, a lock-up agreement, which limits the ability of the officers and directors to sell securities of the Company.

                            Additionally, under the covenants of the equity line, the Company shall not effect any merger or consolidation, or transfer substantially all of the assets of the Company into another entity, unless the resulting successor or acquiring entity (if not the Company) assumes the obligation to deliver to the investor such shares as the investor is entitled to pursuant to the equity line.

14.  SUPPLEMENTAL           The Company did not make any  payments  for interest
     CASH FLOW              or income  taxes  during the year ended  January 31,
     INFORMATION            2000.  Interest  paid during the year ended  January
                            31, 2001 was approximately $7,000. Income taxes paid
                            during  the  year  ended   January   31,  2001  were
                            approximately $20,000.

                            During the year ended January 31, 2001, the Company issued 7,000 shares of its common stock to satisfy advances in the amount of $4,760 due to directors of the Company.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT ARS NETWORKS, INCORPORATED EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                      -----------------------

This  prospectus  does  not  constitute  an  offer  to  sell,  or  a                     ---------------------
solicitation of an offer to buy any securities:
                                                                                               PROSPECTUS
  O    except the common stock offered by this prospectus;
                                                                                         ---------------------
  O    in any  jurisdiction  in which the offer or  solicitation
       is not authorized;

  O    in  any   jurisdiction   where   the   dealer   or  other
       salesperson  is  not  qualified  to  make  the  offer  or                   11,552,843 SHARES OF COMMON STOCK
       solicitation;

  O    to any  person to whom it is  unlawful  to make the offer
       or solicitation; or                                                            ARS NETWORKS, INCORPORATED

  O to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:
                                                                                             ___________ __, 2001
  O    there  have  been  no  changes  in  the  affairs  of  ARS
       Networks,   Incorporated   after   the   date   of   this
       prospectus; or

  O the information contained in this prospectus is correct after the date of this prospectus.

                      -----------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Our Company's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification,
(ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          -------------------------------------------

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by our Company.

Securities and Exchange Commission Registration Fee        $    2,629
Printing and Engraving Expenses                            $    5,000
Accounting Fees and Expenses                               $   15,000
Legal Fees and Expenses                                    $   25,000
Blue Sky Qualification Fees and Expenses                   $   10,000
Miscellaneous                                              $    2,371

TOTAL                                                      $   60,000
                                                               ======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.
          ---------------------------------------

     In May 2001, our Company sold 50,000 shares of common stock for $0.77 per share or aggregate consideration of $38,500. Also in May 2001, our Company issued 275,740 shares of common stock for services valued at $257,295. Of the total number of shares issued for services, 232,850 shares are subject to vesting schedules. If these services are terminated, then any unvested shares will be forfeited.

     In April 2001, our Company sold 200,000 shares of common stock for $0.60 per share or aggregate consideration of $120,000. Also in April 2001, our Company issued 13,973 shares of common stock for services valued at $10,044. Our Company also issued 12,000 shares of common stock for services valued at $8,626.

     In March 2001, our Company sold 2,500 shares of common stock for $1.12 per share, or aggregate consideration of $2,800. Also in March 2001, our Company issued 45,000 shares of common stock for services valued at $47,813. Our Company issued 140,000 shares of common stock to National Financial Communications Corp. for services valued at $131,250. Our Company also issued 450,000 shares of common stock to Yorkville Advisors Management, LLC for services value at $365,625 in connection with the Equity Line of Credit.

     In February 2001, our Company sold 41,300 and 22,000 shares of common stock for $0.25 and $1.15 per share, respectively, or aggregate consideration of $35,625. Also in February 2001, our Company issued 152,700 shares of common stock in lieu of management compensation valued at $33,400.

     In January 2001, our Company issued 1,000,900 shares of common stock in lieu of management compensation valued at $219,000. Also in January 2001, our Company issued 40,000 shares of common stock for services valued at $16,876.

     In December 2000, our Company issued 1,000 shares of common stock for transportation services valued at $375.

     In November 2000, our Company issued 5,000 shares of common stock for printing services valued at $2,656.

     In October 2000, our Company issued 50,000 shares of common stock valued at $25,000 in connection with the appointment of an advisory board member. Also in October 2000, our Company issued 45,000 shares of common stock for investor relations services valued at $22,500.

     In September 2000, our Company issued 7,000 shares of common stock to two directors in satisfaction of an outstanding loan in the amount of $4,760 owed by our Company.

     In August 2000, our Company issued 50,000 shares of common stock for services valued at $33,587.

     In July 2000, our Company issued 200,000 shares of common stock to the former shareholders of T & T in connection with our Company's acquisition of T &
T. These shares were valued at $200,000 and are redeemable. See "Purchase of T & T Diesel Power, Ltd."

     In May 2000, our Company issued 20,000 shares of common stock for legal services valued at $52,500.

     In February 2000, our Company issued 150,000 shares of common stock for services valued at $225,000.

     In January 2000, our Company issued 362,500 shares of common stock in lieu of management compensation valued at $362,500. Also in January 2000, our Company issued 82,500 shares of common stock for consulting services valued at $82,500.

     During the year ended January 31, 1999, our Company sold 187,500 shares of common stock for $1.00 per share or aggregate consideration of $187,500. Our Company also issued options to purchase 41,500 shares of common stock at an exercise price of $1.25 per share and options to purchase 41,500 shares of common stock at an exercise price of $1.75 per share. These options are exercisable at any time after May 1, 1999, subject to certain conditions, and expire 60 months after that date.

     In November 1998, our Company sold 1,000,000 shares of common stock for $0.10 per share or aggregate consideration of $100,000.

     In June 1998, our Company sold 3,898,500 shares of common stock for aggregate consideration of $390.

     In May 1998, our Company issued  4,520,239 shares of common stock to Sydney
A. Harland, our Company's President and Chief Executive Officer, in connection with a License Agreement. Under the terms of this agreement, Mr. Harland has granted our Company a non-exclusive license to certain intellectual property, trademarks and patents owned and developed by Mr. Harland. Mr. Harland received these shares in exchange for the license agreement. These shares were valued at $0.

     With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding our Company so as to make an informed investment decision. More specifically, our Company had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our Company's common stock.

ITEM 27      EXHIBITS.
             --------

     The following exhibits are filed as part of this registration statement:

  EXHIBIT NO.     DESCRIPTION                                        LOCATION
  -----------     -----------                                        --------
      2.1         Share Purchase Agreement dated as of July 31,      Incorporated by reference to the Company's Annual
                  2000 among the former shareholders of T & T        Report on Form 10-KSB filed with the Securities and
                  Diesel Power, Ltd. and the Company                 Exchange Commission on April 30, 2001.

      2.2         Escrow Agreement dated as of July 31, 2000         Incorporated by reference to the Company's Annual
                  among the Pallet Valo, the former shareholders     Report on Form 10-KSB filed with the Securities and
                  of T & T Diesel Power, Ltd. and the Company        Exchange Commission on April 30, 2001.

      2.3         Promissory Note dated as of July 31, 2000 given    Incorporated by reference to the Company's Annual
                  by the Company to the former shareholders of       Report on Form 10-KSB filed with the Securities and
                  T & T Diesel Power, Ltd.                           Exchange Commission on April 30, 2001.

      3.1         Certificate of Incorporation                       Incorporated by reference to Amendment No. 5 to the
                                                                     Company's Registration Statement on Form 10-SB filed
                                                                     with the Securities and Exchange Commission on
                                                                     September 7, 1999.

      3.2         Articles of Amendment to the Articles of           Incorporated by reference to the Company's Annual
                  Incorporation                                      Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.

      3.3         Bylaws                                             Incorporated by reference to Amendment No. 5 to the
                                                                     Company's Registration Statement on Form 10-SB filed
                                                                     with the Securities and Exchange Commission on
                                                                     September 7, 1999.

      4.1         Lockup Agreement with Sydney Harland               Incorporated by reference to the Company's Annual
                                                                     Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.

      4.2         Lockup Agreement with Donald Hathaway              Incorporated by reference to the Company's Annual
                                                                     Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.

      4.3         Lockup Agreement with Robert Esecson               Incorporated by reference to the Company's Annual
                                                                     Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.

      4.4         Lockup Agreement with Peter Hoult                  Incorporated by reference to the Company's Annual
                                                                     Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.

      4.5         Lockup Agreement with Mark Miziolek                Incorporated by reference to the Company's Annual
                                                                     Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.



                                       II-3

  EXHIBIT NO.     DESCRIPTION                                        LOCATION
  -----------     -----------                                        --------
      4.6         Lockup Agreement with Patrick Shea                 Incorporated by reference to the Company's Annual
                                                                     Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.
      5.1         Option re: Legality                                Provided herewith.

      10.1        Consulting Agreement dated as of February 9,       Incorporated by reference to the Company's Annual
                  2001 between National Financial Communications     Report on Form 10-KSB filed with the Securities and
                  Corp. and the Company                              Exchange Commission on April 30, 2001.

      10.2        Equity Line of Credit Agreement dated as of        Incorporated by reference to the Company's Annual
                  March 22, 2001 between Cornell Capital Partners,   Report on Form 10-KSB filed with the Securities and
                  L.P. and the Company                               Exchange Commission on April 30, 2001.

      10.3        Escrow Agreement dated as of March 22, 2001        Incorporated by reference to the Company's Annual
                  among Butler Gonzalez LLP, First Union National    Report on Form 10-KSB filed with the Securities and
                  Bank and the Company                               Exchange Commission on April 30, 2001.

      10.4        Registration Rights Agreement dated as of March    Incorporated by reference to the Company's Annual
                  22, 2001 between Cornell Capital Partners LP and   Report on Form 10-KSB filed with the Securities and
                  the Company                                        Exchange Commission on April 30, 2001.

      10.5        Consulting Services Agreement dated as of March    Incorporated by reference to the Company's Annual
                  22, 2001 between Yorkville Advisors Management,    Report on Form 10-KSB filed with the Securities and
                  LLC and the Company                                Exchange Commission on April 30, 2001.

      10.6        Management Agreement for Vice President Finance    Incorporated by reference to the Company's Annual
                  and Chief Financial Officer dated as of January    Report on Form 10-KSB filed with the Securities and
                  1, 2001 between Mark P. Miziolek and the Company   Exchange Commission on April 30, 2001.

      10.7        Management Agreement for President and Chief       Incorporated by reference to the Company's Annual
                  Executive Officer dated as of January 1, 2001      Report on Form 10-KSB filed with the Securities and
                  between Sydney Harland and the Company             Exchange Commission on April 30, 2001.

      10.8        License Agreement dated as of May 20, 1998         Incorporated by reference to the Company's Annual
                  between Sydney Harland and the Company             Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.

      10.9        Promissory Note dated as of July 31, 2001 in the   Incorporated by reference to the Company's Annual
                  original principal amount of $100,000 Canadian     Report on Form 10-KSB filed with the Securities and
                  Dollars given by the Company to Betty Harland      Exchange Commission on April 30, 2001.



                                       II-4

  EXHIBIT NO.     DESCRIPTION                                        LOCATION
  -----------     -----------                                        --------
      11.1        Statement re: Computation of Per Share Earnings    Incorporated by reference to the Company's Annual
                                                                     Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.

      21.1        Subsidiaries of the Registrant                     Incorporated by reference to the Company's Annual
                                                                     Report on Form 10-KSB filed with the Securities and
                                                                     Exchange Commission on April 30, 2001.

      23.1        Consent of Lougen, Valenti, Bookbinder &           Provided herewith.
                  Weintraub, LLP

      23.2        Consent of BDO Seidman LLP                         Provided herewith.

      23.3        Consent of Kirkpatrick & Lockhart LLP              Provided herewith.


ITEM 28.  UNDERTAKINGS.
          ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) Include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Champlain, New York, June 1, 2001.

                                    ARS NETWORKS, INCORPORATED

                                    By: /s/ Sydney A. Harland
                                        ---------------------------------------
                                    Name:  Sydney A. Harland
                                    Title: Chief Executive Officer and President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sydney A. Harland his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                     TITLE                             DATE
---------                     -----                             ----


/s/ Sydney A. Harland        President, Chief Executive         June 1,  2001
----------------------       Officer and Director
Sydney A. Harland


/s/ Mark P. Miziolek          Vice President Finance and        June 1,  2001
----------------------        Chief Financial Officer
Mark P. Miziolek


/s/ Donald P. Hathaway        Director                          June 1,  2001
----------------------
Donald P. Hathaway


/s/ Patrick R. Shea           Director                          June 1,  2001
----------------------
Patrick R. Shea


/s/ Robert M. Esecson         Director                          June 1,  2001
----------------------
Robert M. Esecson


/s/ Peter J. Hoult            Chairman of the Board             June 1,  2001
----------------------        of Directors
Peter J. Hoult